CREDIT AGREEMENT

                                      among

                           O'REILLY AUTOMOTIVE, INC.,
                                  as Borrower,

                               NATIONSBANK, N.A.,
                            as Administrative Agent,

                     NATIONSBANC MONTGOMERY SECURITIES, LLC,
                              as Syndication Agent,

                                       and
                            the Lenders named herein

                                January 27, 1998

TABLE OF CONTENTS

ARTICLE 1 - Definitions
        Section 1.1       Definitions
        Section 1.2       Other Definitional Provisions
        Section 1.3       Accounting Terms and Determinations
        Section 1.4       Time of Day

ARTICLE 2 - Revolving Credit Facility
        Section 2.1       Revolving Commitments
        Section 2.2       Notes
        Section 2.3       Repayment of Revolving Loans
        Section 2.4       Use of Proceeds
        Section 2.5       Revolving Commitment Fee
        Section 2.6       Termination or Reduction of Revolving Commitments
        Section 2.7       Letters of Credit
                          (a)     Commitment to Issue
                          (b)     Letter of Credit Request Procedure
                          (c)     Letter of Credit Fees
                          (d)     Funding of Drawings
                          (e)     Reimbursements
                          (f)     Reimbursement Obligations Absolute
                          (g)     Issuer Responsibility

ARTICLE 3 - Term Loan
        Section 3.1       Term Commitments
        Section 3.2       Term Notes
        Section 3.3       Repayment of Term Loans
        Section 3.4       Use of Proceeds


ARTICLE 4 - Interest and Fees
        Section 4.1       Interest Rate
        Section 4.2       Determinations of Margins
                          (a)      "Base Rate Margin"
                          (b)      "Commitment Fee Rate
                          (c)      "Libor Rate Margin"
        Section 4.3       Payment Dates
        Section 4.4       Default Interest
        Section 4.5       Conversions and Continuations of Accounts
        Section 4.6       Computations

ARTICLE 5 - Administrative Matters
        Section 5.1       Borrowing Procedure
        Section 5.2       Minimum Amounts
        Section 5.3       Certain Notices
        Section 5.4       Prepayments
                          (a)      Mandatory
                          (b)      Optional
        Section 5.5       Method of Payment
        Section 5.6       Pro Rata Treatment
        Section 5.7       Sharing of Payments
        Section 5.8       Non-Receipt of Funds by the Administrative Agent
        Section 5.9 Participation Obligations Absolute; Failure to Fund Participation

ARTICLE 6 - Change in Circumstances
        Section 6.1       Increased Cost and Reduced Return
                          (a)      Increased Cost
                          (b)      Capital Adequacy
                          (c)      Claims under this Section
        Section 6.2       Limitation on Libor Accounts
        Section 6.3       Illegality
        Section 6.4       Treatment of Affected Accounts
        Section 6.5       Compensation
        Section 6.6       Withholding Taxes
        Section 6.7       Withholding Tax Exemption
        Section 6.8       Replacement of Affected Lender

ARTICLE 7 - Conditions Precedent
        Section 7.1       Initial Loan and Letter of Credit
                          (a)      Deliveries
                          (b)      Closing Date Availability
                          (c)      Attorneys' Fees and Expenses
                          (d)      Consummation of Tender Offer
                          (e)      Minimum Shares
                          (f)      Payment of Existing Hi-Lo Financing Agreement
                          (g)      Government Approvals
                          (h)      Related Transactions
                          (i)      Absence of Legal Action
                          (j)      Additional Documentation
        Section 7.2       All Loans and Letters of Credit
                          (a)      No Default
                          (b)      Representations and Warranties

ARTICLE 8 - Representations and Warranties
        Section 8.1       Corporate Existence
        Section 8.2       Financial Condition
                          (a)     Financial Statements
                          (b)     Projections
        Section 8.3       Corporate Action; No Breach
        Section 8.4       Operation of Business
        Section 8.5       Litigation and Judgments
        Section 8.6       Rights in Properties; Liens
        Section 8.7       Enforceability
        Section 8.8       Approvals
        Section 8.9       Debt
        Section 8.10      Taxes
        Section 8.11      Margin Securities
        Section 8.12      ERISA
        Section 8.13      Disclosure
        Section 8.14      Subsidiaries; Capitalization
        Section 8.15      Agreements
        Section 8.16      Compliance with Laws
        Section 8.17      Investment Company Act
        Section 8.18      Public Utility Holding Company Act
        Section 8.19      Environmental Matters
        Section 8.20      Transaction Documents
        Section 8.21      Broker's Fees
        Section 8.22      Employee Matters
        Section 8.23      Solvency
        Section 8.24      Year 2000 Compliance

ARTICLE 9 - Positive Covenants
        Section 9.1       Reporting Requirements
                          (a)     Annual Financial Statements
                          (b)     Quarterly Financial Statements
                          (c)     Compliance Certificate
                          (d)     Notice of Litigation
                          (e)     Notice of Default
                          (f)     ERISA Reports
                          (g)     Notice of Material Adverse Effect
                          (h)     Proxy Statements, Etc.
                          (i)     Articles and Certificate of Merger
                          (j)     General Information
        Section 9.2       Maintenance of Existence; Conduct of Business
        Section 9.3       Maintenance of Properties
        Section 9.4       Taxes and Claims
        Section 9.5       Insurance
        Section 9.6       Keeping Books and Records
        Section 9.7       Compliance with Laws
        Section 9.8       Compliance with Agreements
        Section 9.9       Further Assurances
                          (a)     Further Assurance
                          (b)     Subsidiary Joinder
        Section 9.10      ERISA
        Section 9.11      Inspection
        Section 9.12      Acquisition Agreements

ARTICLE 10 - Negative Covenants
        Section 10.1      Debt
        Section 10.2      Limitation on Liens and Restrictions on Subsidiaries
        Section 10.3      Mergers, Etc.
        Section 10.4      Restricted Junior Payments
        Section 10.5      Investments
        Section 10.6      Limitation on Issuance of Capital Stock
        Section 10.7      Transactions With Affiliates
        Section 10.8      Disposition of Assets
        Section 10.9      Sale and Leaseback
        Section 10.10     Lines of Business
        Section 10.11     Acquisition Agreement

ARTICLE 11 - Financial Covenants
        Section 11.1      Funded Debt to Adjusted EBITDA
        Section 11.2      Tangible Net Worth
        Section 11.3      Current Ratio
        Section 11.4      Fixed Charge Coverage Ratio
        Section 11.5      Capital Expenditures

ARTICLE 12 - Default
        Section 12.1      Events of Default
        Section 12.2      Remedies
                          (a)     Acceleration
                          (b)     Termination of Commitments
                          (c)     Judgment
                          (d)     Foreclosure
                          (e)     Rights
        Section 12.3      Cash Collateral
        Section 12.4      Performance by the Administrative Agent
        Section 12.5      Setoff
        Section 12.6      Continuance of Default

ARTICLE 13 - The Administrative Agent
        Section 13.1      Appointment, Powers, and Immunities
        Section 13.2      Reliance by Administrative Agent
        Section 13.3      Defaults.
        Section 13.4      Rights as Lender
        Section 13.5      INDEMNIFICATION.
        Section 13.6      Non-Reliance on Administrative Agent and Other Lenders
        Section 13.7      Resignation of Administrative Agent
        Section 13.8      Administrative Agent Fee
        Section 13.9      Several Commitments

ARTICLE 14 - Miscellaneous
        Section 14.1      Expenses
        Section 14.2      Indemnification
        Section 14.3      Limitation of Liability
        Section 14.4      No Duty
        Section 14.5      No Fiduciary Relationship
        Section 14.6      Equitable Relief
        Section 14.7      No Waiver; Cumulative Remedies
        Section 14.8      Successors and Assigns
                          (a)     Binding Effect
                          (b)     Assignment
                          (c)     Register
                          (d)     Participations
                          (e)     Pledge to Federal Reserve
                          (f)     Delivery of Information
        Section 14.9      Survival
        Section 14.10     ENTIRE AGREEMENT
        Section 14.11     Amendments and Waivers
        Section 14.12     Maximum Interest Rate
        Section 14.13     Notices
        Section 14.14     Governing Law; Venue; Service of Process
        Section 14.15     Counterparts
        Section 14.16     Severability
        Section 14.17     Headings
        Section 14.18     Non-Application of Chapter 15 of Texas Credit Code
        Section 14.19     Construction
        Section 14.20     Independence of Covenants
        Section 14.21     WAIVER OF JURY TRIAL
        Section 14.22     Confidentiality

                               INDEX TO EXHIBITS


          Exhibit                   Description of Exhibit

           "A"                      Revolving Note
           "B"                      Term Note
           "C"                      Swingline Note
           "D"                      Assignment and Acceptance Agreement
           "E"                      Compliance Certificate
           "F"                      Guaranty
           "G"                      Joinder Agreement



                               INDEX TO SCHEDULES

          Schedule                  Description of Schedule

            2.7                     Previously issued Letters of Credit
            8.2                     Projections
            8.5                     Litigation and Judgments
            8.14                    Subsidiaries; Capitalization
            8.19                    Environmental Matters
            8.21                    Broker fees
           10.1                     Debt
           10.2                     Liens
           10.12                    Restrictions on Subsidiaries

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement"), dated as of January 27, 1998, is among O'REILLY AUTOMOTIVE, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof pursuant to
Section 14.8(b) hereof (individually, a "Lender" and, collectively, the "Lenders"), NATIONSBANK, N.A., a national banking association, individually as a Lender and as Fronting Bank and as administrative agent for itself and the other Lenders (in its capacity as administrative agent, together with its successors in such capacity, the "Administrative Agent"), and NATIONSBANC MONTGOMERY SECURITIES, LLC, as syndication agent (in its capacity as syndication agent, together with its successors in such capacity, the "Syndication Agent").

                                    R E C I T A L S:

     The Borrower has requested that the Lenders extend credit to the Borrower in the form of a revolving credit facility and a term loan facility. The Lenders are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth. NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

     Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     "Account" means either a Base Rate Account or a Libor Account.

     "Acquisition Agreements" means any documents entered into with a Target and/or the seller of a Target in connection with a Permitted Acquisition.

     "Adjusted EBITDA" means, for any period (the "Subject Period"), the total of the following calculated without duplication on a consolidated basis for such period: (a) the Borrower's EBITDA; plus (b) on a pro forma basis, the pro forma EBITDA of each Prior Target or, as applicable, the EBITDA of a Prior Target attributable to the assets acquired from such Prior Target in the Subject Period, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or related assets but only to the extent such EBITDA for such Prior Target or related assets can be established based on financial statements of the Prior Target prepared in accordance with GAAP; minus
(c) the EBITDA of each Prior Target or related assets and, as applicable but without duplication, the EBITDA of the Borrower and each Subsidiary attributable to all Assets disposed of during such Subject Period, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Target or related assets.

     "Adjusted Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a)the Libor Rate for such Libor Account for such Interest Period by (b)1 minus the Reserve Requirement for such Libor Account for such Interest Period.

     "Adjustment  Date" has the meaning  specified in Section 4.2.

     "Administrative Agent" has the meaning set forth in the introductory paragraph of this Agreement.

     "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b)that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Administrative Agent or any Lender be deemed an Affiliate of the Borrower or any Subsidiaries.

     "Agents" means the Administrative  Agent and the Syndication  Agent.

     "Agreement" has the meaning set forth in the introductory paragraph of this Agreement, as the same may be amended or otherwise modified.

     "Applicable Lending Office" means, for each Lender and for each Type of Account, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Account on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Accounts of such Type are to be made and maintained.

     "Applicable  Rate" has the meaning set forth in Section 4.1 hereof.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its assignee and accepted by the Administrative Agent pursuant to Section 14.8(b) hereof, in substantially the form of Exhibit "D" hereto.

     "Bankruptcy Code" has the meaning set forth in Section 12.1(f).

     "Base Rate"  means,  for any day, the rate per annum equal to the higher of
(a) the Federal  Funds Rate for such day plus  one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

     "Base Rate Margin" has the meaning specified in Section 4.2.

     "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

     "Business Day" means (a) any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the States of Missouri, New York and Texas or is a day on which banking institutions located in any such States are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Calculation  Period" has the meaning  specified  in Section 4.2.

     "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations but excluding, to the extent included, any such expenditures made in connection with a Permitted Acquisition.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capitalization Documents" means, collectively: (a) any or all of the stock certificates representing the capital stock (or other evidence of ownership) of the Borrower and each Subsidiary; (b) each other document governing the issuance of, or setting forth the terms of the capital stock (or other evidence of ownership) of the Borrower and each Subsidiary; (c) any stockholders agreement (or partnership agreement) among the holders of the capital stock (or other evidence of ownership) of the Borrower and each Subsidiary.

     "Closing  Date" means January 27, 1998.

     "Code" means the Internal  Revenue Code of 1986,  as amended.

     "Commitment  Fee Rate" has the meaning  specified in Section 4.2.

     "Commitment Percentage" means, as to any Lender, the percentage equivalent of the amount of the Commitments of such Lender (or the Commitment in question) divided by the aggregate amount of all the Commitments of all of the Lenders (or the Commitment in question of all the Lenders).

     "Commitments" means, as to each Lender, the commitments hereunder such Lender holds which may be a Revolving Commitment, a Term Commitment or any combination of the two and, with respect to all Lenders, all such commitments.

     "Compliance Certificate" means a certificate in substantially the form of Exhibit "E" hereto, properly completed and executed by the chief financial officer of the Borrower.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.5 hereof of a Libor Account from one Interest Period to the next Interest Period.

     "Continuing Director" means, at any date, an individual who was a member of the board of directors of the Borrower on the date of this Agreement or who shall have become a member thereof subsequent to such date after having been nominated or otherwise approved in writing by at least a majority of the Continuing Directors then members of the full board of directors of the Borrower.

     "Contract  Rate" has the meaning  specified in  Subsection  14.12(a).

     "Control Group" means Charles H. O'Reilly, Sr., his immediate family and direct or indirect descendants, trusts for the benefit of any thereof and executive management of the Borrower as of the Closing Date and the respective Affiliates and co-investors of each of the foregoing entities.

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.5 or Article 6 of one Type of Account into another Type of Account.

     "Current Assets" means, at the time of determination and without duplication, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Current Liabilities" means, at the time of determination and without duplication, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established to the satisfaction of the Administrative Agent; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the property or asset encumbered, as determined by the Administrative Agent in its reasonable discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (including those outstanding with respect to Letters of Credit); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); and (i) all vested obligations of such Person for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for a Permitted Acquisition or an acquisition consummated prior to the date hereof.

     "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Account for such Interest Period as provided in Section 4, and, thereafter, the rate provided for above in this definition).

     "Designated Asset Dispositions" has the meaning specified in Section 5.4(a)(iii).

     "Designated   Equity  Issuance"  has  the  meaning   specified  in  Section
5.4(a)(iv).

     "Dollars" and "$" mean lawful money of the United States of America.

     "EBITDA" means, for any period and any Person, the total of the following calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes deducted in determining Net Income; plus (c) interest expense (including, without limitation, the interest component of Capital Lease Obligations) deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining consolidated net income and not already deducted in accordance with clause (d) above or clauses (b) and (c) of the definition of Net Income; minus (f) noncash credits included in determining consolidated Net Income and not already excluded in accordance with the definition of Net Income.


     "EBITDAR" means, for any period and for any Person, the sum of the following calculated without duplication for such Person on a consolidated basis for such period: (a)EBITDA; plus (b) Rental Expense.

     "Eligible Assignee" has the meaning specified in Subsection 14.8(b)(i).

     "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

     "Event of Default" has the meaning specified in Section 12.1.

     "Existing Hi-Lo Indebtedness" means that certain indebtedness of Hi-Lo Auto Supply, L.P. in an aggregate principal amount not to exceed Sixty Million Dollars ($60,000,000) incurred pursuant to that certain Financing Agreement by and among The CIT Group/Business Credit, Inc., as agent and lender, and Hi-Lo Auto Supply, L.P., as borrower and certain lenders named therein, dated October 23, 1996, as amended on December 20, 1996 and September 16, 1997.

     "Existing Hi-Lo Financing Agreement" means that certain Financing Agreement evidencing the Existing Hi-Lo Indebtedness.

     "Existing Letters of Credit" means the outstanding letters of credit identified on Schedule 2.7 previously issued by Dai Ichi Kangyo Bank for the account of the Borrower.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarters" means the three (3) month periods falling in each Fiscal Year ending March 31, June 30, September 30, and December 31.

     "Fiscal Year" means a twelve (12) month period ending December 31.

     "Fronting Bank" means NationsBank, N.A. or such other Lender which is a commercial bank as the Borrower and NationsBank, N.A. may mutually designate from time to time which agrees to be the issuer of a Letter of Credit.

     "Funded Debt" means, at the time of determination, the sum of all the Debt of the Borrower and the Subsidiaries, other than Debt consisting of liabilities in respect of unfunded vested benefits under a Plan, determined on a consolidated basis.

     "Funded Debt to Adjusted EBITDA Ratio" means the ratio of Funded Debt to Adjusted EBITDA calculated in accordance with Section 11.1.

     "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.3 hereof), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

     "GM" means General Motors Corporation and its Affiliates.

     "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for an obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b)entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by the Borrower and the Administrative Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty" means the guaranty of the Subsidiaries in favor of the Administrative Agent and the Lenders, in substantially the form of Exhibit "F", as the same may be modified pursuant to one or more Joinder Agreements and as the same may be otherwise modified from time to time.

     "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

     "Hedge Agreements" means any and all agreements, devices or arrangements designed to protect the Borrower from the fluctuations of interest rates, exchange rates or forward rates applicable to its assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Hi-Lo" means Hi-Lo Automotive, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware.

     "Hi-Lo Acquisition" means the purchase of all of the issued and outstanding shares of common stock of Hi-Lo, par value $.01 per share (including all of Hi-Lo's subsidiaries) pursuant to and in accordance with the Merger Agreement.

     "Hi-Lo Acquisition Documents" means the Merger Agreement, all documentation executed pursuant to the terms thereof and all documentation executed and delivered to consummate the Hi-Lo Acquisition, as the same may be amended or otherwise modified from time to time; excluding, however, the Loan Documents and the Capitalization Documents.

     "Interest Expense" means, for any period and for any Person, the sum of (a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) expenses paid under interest rate Hedge Agreements during such period, minus (c) payments received under interest rate Hedge Agreements during such period.

     "Interest Period" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.5 or 5.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b)any Interest Period which would otherwise extend beyond the Termination Date shall end on such Termination Date; (c) no more than fifteen (15) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder; and (e) no Interest Period in respect of the Term Loans may extend beyond a principal repayment date thereof unless, after giving effect thereto, the aggregate principal amount of such Loan subject to Libor Accounts having Interest Periods that end after such principal payment date shall be equal to or less than the aggregate principal amount of such Loan to be outstanding hereunder after such principal payment date.

     "Investments" has the meaning specified in Section 10.5.

     "Joinder Agreement" means an agreement which has been or will be executed by a Subsidiary adding it as a party to the Guaranty, in substantially the form of Exhibit "G" hereto, as the same may be amended or otherwise modified.

     "Lender" has the meaning set forth in the introductory paragraph of this Agreement.

     "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit plus (b) all unreimbursed drawings under Letters of Credit.

     "Letters of Credit" has the meaning specified in Section 2.7(a).

     "Libor Account" means a portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

     "Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Libor Rate" shall mean, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Libor Rate Margin" has the meaning specified in Section 4.2.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan Documents" means this Agreement, the Notes, the Guaranties and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements and other documentation may be amended or otherwise modified; excluding, however, the Hi-Lo Acquisition Documents and Capitalization Documents.

     "Loans" means Revolving Loans and Term Loans.

     "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, or properties of the Borrower and the Subsidiaries taken as a whole; or (b) a material adverse effect on the ability of the Administrative Agent or any Lender to enforce a material provision of the Loan Documents.

     "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law to the extent applicable, if at all, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, the Texas Credit Code.

     "Merger" means the merger of Shamrock into Hi-Lo pursuant to and in accordance with the terms of the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger dated December 23, 1997, among Shamrock, Hi-Lo and the Borrower, as the same may be further amended or otherwise modified.

     "Minimum Shares" means more than fifty percent (50%) of the Shares.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to an asset disposition; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses.

     "NationsBank" means NationsBank, N.A.

     "Net Proceeds" means (i) with respect to any disposition of assets, the cash proceeds received by the Borrower or any Subsidiaries from such disposition (including payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (a) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition) and (b) amounts applied to repayment of Debt (other than the Obligations) secured by a lien, security interest, claim or encumbrance on the asset or property disposed and (ii) in connection with any equity Securities issuance, the cash proceeds received from such issuance, net of all costs of such issuance (including reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions and other customary fees and expenses) actually paid.

     "Notes" means the Revolving Notes, the Term Notes and the Swingline Note referred to in Section 2.2.

     "Obligated Party" means the Borrower, each Subsidiary (whether now existing or acquired or created after the Closing Date) or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

     "Obligations" means any and all (a) obligations, indebtedness, and liabilities of the Borrower to the Administrative Agent and the Lenders, or any of them, arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees) provided for in the Loan Documents and (b) obligations, indebtedness and liabilities of the Borrower under Hedge Agreements that it may enter into with NationsBank, N.A., or any other Person, if and to the extent that such Hedge Agreements are permitted in accordance with Section 10.1(i).

     "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding (inclusive of the Swingline Advances); plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Lender, including the Administrative Agent as a Lender, such Lender's prorata share of the Revolving Loans then outstanding and participation or other interest in such Letter of Credit Liabilities).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Permitted Acquisitions" shall mean acquisitions after the Closing Date of all the shares, other equity Securities or other evidence of beneficial ownership of a Person or assets which constitute a significant portion of an existing business of a Person, in each case, in a transaction that satisfies all the applicable criteria set out in Section 10.5(a) which have not otherwise been waived by the Required Lenders.

     "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Prime Rate" means the per annum rate of interest established from time to time by NationsBank, N.A. as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank, N.A. to its customers.

     "Principal Office" means the principal office of the Administrative Agent, located at 901 Main Street, 66th Floor, Dallas, Texas.

     "Prior Assets" means assets that have been disposed of by a division or branch of the Borrower or a Subsidiary in a transaction with an unaffiliated third party approved in accordance with this Agreement which would not make the seller a "Prior Company" but constitute all or substantially all of the assets of such division or branch.

     "Prior Company" means any Subsidiary whose capital stock or other equity interests have been disposed of, or all or substantially all of whose assets have been disposed of, in each case, in a transaction with an unaffiliated third party approved in accordance with this Agreement.

     "Prior Target" means all Targets acquired or whose assets have been acquired in a Permitted Acquisition.

     "Pro Forma means the unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries which give effect to the Related Transactions occurring on or about the Closing Date.

     "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

     "Projections" means the Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all materially consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Purchase Price" means, as of any date of determination and with respect to any acquisition, the purchase price to be paid for the equity interests issued by the Target or the assets of the Target, including all cash consideration paid (whether classified as purchase price, noncompete payments, consulting payments or otherwise and without regard to whether such amount is paid at closing or paid over time but excluding (i) customary working capital or other purchase price adjustment, (ii) the amount of any finance charges attributable to deferred payments and (iii) any reasonable amounts payable as salary and benefits under any employment agreement entered into with any seller or officer or employee thereof for the purpose of retaining such seller as an active officer or employee of the Borrower or a Subsidiary) and the Dollar value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller or sellers (including the value of all capital stock of the Borrower or its Subsidiaries issued or to be issued to the seller), all valued in accordance with the applicable Acquisition Agreements, and including (without duplication) the amount of any Debt incurred, assumed or acquired by the Borrower or any of its Subsidiaries in connection with such acquisition.

     "Quarterly Payment Date" means the last day of March, June, September and December of each year, the first of which shall be March 31, 1998.

     "Register" has the meaning specified in Subsection 14.8(c).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reimbursement Obligations" means all indebtedness, liabilities and obligations of the Borrower to reimburse the Administrative Agent for any demand for payment or drawing under a Letter of Credit in accordance with Subsection 2.7(e).

     "Related Transactions" means the Tender Offer, Hi-Lo Acquisition, the Merger, the execution and delivery of the Transaction Documents, the funding of the Loans on the Closing Date, and the payment of all fees, costs and expenses associated with the foregoing and, with respect to each advance under the Revolving Commitments used to fund a Permitted Acquisition, the Permitted Acquisition funded with the proceeds thereof.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

     "Remedial Action" means all actions required under applicable Environmental Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care but shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

     "Rental Expense" means, for any period and for any Person, the rental or lease expense of such Person under operating leases calculated without duplication on a consolidated basis for such period as determined in accordance with GAAP.

     "Required Lenders" means Lenders having (a) more than sixty-six and two-thirds percent (66 b%) of the sum of the Revolving Commitments and the outstanding principal amount of the Term Loans or (b) if the Revolving Commitments have terminated or have otherwise been fulfilled, more than sixty-six and two-thirds percent (66 b%) of the outstanding principal amount of the Loans and participations in the Letters of Credit.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Libor Accounts, "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Libor Accounts. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Revolving Commitment" means, as to each Lender, the obligation of such Lender to make advances of funds and purchase participation interests in (or with respect to the Fronting Bank as a Lender, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or if applicable, the most recent Assignment and Acceptance executed by it) under the heading "Revolving Commitment", as the same may be reduced or terminated pursuant to Section 2.6, Section 5.4, Section 6.8 or Section 12.2. The aggregate amount of all the Revolving Commitments as of the Closing Date equals One Hundred Twenty-Five Million Dollars ($125,000,000).

     "Revolving Loans" means, as to any Lender, the advances made by such Lender pursuant to Section 2.1.

     "Revolving Notes" means the promissory notes provided for by Section 2.2 and all amendments or other modifications thereof.

     "Revolving Termination Date" means January 27, 2003.

     "Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes or other evidences of indebtedness for borrowed money, secured or unsecured.

     "Seller Note" means Debt owed to the seller of a business as consideration for the purchase of such business.

     "Shamrock" means Shamrock Acquisition, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware and a Wholly-Owned Subsidiary of the Borrower.

     "Shares" means the issued and outstanding shares of Hi-Lo common stock, par value $.01 per share.

     "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower, Hi-Lo and/or one or more of the Subsidiaries of either of them.

     "Swingline Advances" has the meaning specified in Section 2.1.

     "Syndication Agent" has the meaning set forth in the introductory paragraph of this Agreement.

     "Tangible Net Worth" means, at the time of determination and without duplication, the remainder of (a) all amounts which, in conformity with GAAP, would be included as shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries minus (b) all amounts which, in conformity with GAAP, would be classified as intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries, including, without limitation, unamortized debt discount and expense, unamortized deferred charges, unamortized organizational costs and goodwill.

     "Target" means the Person who is to be acquired or whose assets are to be acquired by the Borrower or a Subsidiary in an acquisition governed by Section 10.5.

     "Taxes" has the meaning specified in Section 6.6.

     "Tender Offer" means that certain tender offer made by Shamrock to acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of Hi-Lo for $4.35 per share.

     "Tender Offer Documents" means the Schedule 14D-1 pursuant to Section 14(d)(1) of the Securities and Exchange Act of 1934 and Schedule 13-D under the Securities and Exchange Act of 1934 of the Borrower to purchase shares of Hi-Lo and all documentation executed pursuant to the terms thereof and all documentation executed and delivered to consummate the Tender Offer, as the same may be amended or otherwise modified from time to time.

     "Term Commitment" means, as to any Lender, the obligation of such Lender to make an advance of funds on the Closing Date in the principal amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Commitment." The aggregate amount of all of the Term Commitments equals Fifty Million Dollars ($50,000,000.00) on the Closing Date. "Term Loans" means, as to any Lender, the Loans made or held by such Lender pursuant to Section 3.1 hereof, and as to all Lenders making such Loans, all such Loans made or held by such Lenders pursuant to Section 3.1.

     "Term Notes" means the promissory notes provided for by Section 3.2 and all amendments or other modifications thereof.

     "Term Termination Date" means January 27, 2003.

     "Termination Date" means the Revolving Termination Date or the Term Termination Date.

     "Total Liabilities" means, at the time of determination and without duplication, all amounts which, in conformity with GAAP, would be included in total liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Transaction Documents" means the Tender Offer Documents, the Hi-Lo Acquisition Documents, the Loan Documents, the Capitalization Documents and the Acquisition Agreements.

     "Type" shall mean either type of Account (i.e., a Base Rate Account or Libor Account).

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

     "Wholly-Owned Subsidiary" means any Subsidiary that (i) is owned 100% by the Borrower and/or a Subsidiary, and (ii) is organized under the laws of a state within the United States of America.

     "Year 2000 Problem" has the meaning set forth in Section 8.24 hereof.

Section 1.2

Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 8.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 8.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated without the prior written consent of the Required Lenders. In the event any changes in accounting principles required by GAAP, recommended by the Borrower's certified public accountants or requested by the Borrower (or that the Borrower otherwise requests and the Administrative Agent and Required Lenders agree to accept, such agreement not unreasonably to be denied) and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then the Borrower, the Administrative Agent and the Required Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Administrative Agent, the Borrower and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.

ARTICLE  2

Revolving   Credit  Facility

     Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Lender who has agreed to provide a Revolving Commitment severally agrees to make advances to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Commitment as then in effect; provided, however, (a)the Outstanding Revolving Credit applicable to a Lender shall not at any time exceed such Lender's Revolving Commitment, minus such Lender's Commitment Percentage of the Swingline Advances then outstanding and minus such Lender's Commitment Percentage times the amount available to be drawn against the Existing Letters of Credit and (b) the Outstanding Revolving Credit of all of the Lenders shall not at any time exceed the aggregate Revolving Commitments, minus the Swingline Advances then outstanding and minus the amount available to be drawn against the Existing Letters of Credit. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Revolving Termination Date, the Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Lender shall be established and maintained at such Lender's Applicable Lending Office for Revolving Loans of such Type. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may from time to time request, and NationsBank may at its discretion from time to time advance (but shall in no event be obligated to advance), Revolving Loans which are to be funded solely by NationsBank (the "Swingline Advances"); provided, however, that (i) the aggregate principal amount of the Swingline Advances outstanding at any time shall not exceed $10,000,000 and the aggregate principal amount of the Revolving Loans outstanding at any time (inclusive of the Swingline Advances) shall not exceed the aggregate principal amount of the Revolving Commitments, (ii) all Swingline Advances shall be and shall remain Base Rate Loans or shall be fixed rate loans at a rate to be agreed by the Borrower and NationsBank, and (iii) NationsBank shall give the Administrative Agent and each Lender written notice of the aggregate outstanding principal amount of the Swingline Advances upon the written request of the Administrative Agent or any Lender (but no more often than once every calendar quarter). Furthermore, upon one Business Day's prior written notice given by NationsBank to the Administrative Agent and the other Lenders at any time and from time to time (including, without limitation, at any time following the occurrence of a Default or an Event of Default) and, in any event, without notice on the Business Day immediately preceding the Revolving Termination Date, each Lender (including, without limitation, NationsBank)
severally agrees, as provided in the first sentence of this Section 2.1, and notwithstanding anything to the contrary contained in this Agreement, any Default or Event of Default or the inability or failure of the Borrower or any of its Subsidiaries or any other Obligated Party to satisfy any condition precedent to funding any of the Revolving Loans contained in Article 7 (which conditions precedent shall not apply to this sentence), to make a Revolving Loan, in the form of a Base Rate Account, in an amount equal to its Commitment Percentage of the aggregate principal amount of the Swingline Advances then outstanding, and the proceeds of such Revolving Loans shall be promptly paid by the Administrative Agent to NationsBank and applied as a repayment of the aggregate principal amount of the Swingline Advances then outstanding. NationsBank agrees to use all reasonable efforts to cause Swingline Advances which have been outstanding for 15 days or more to be refinanced by Revolving Loans in the form of Base Rate Accounts or Libor Accounts in accordance with this Section 2.1 if and to the extent that such refinancing may occur given the minimum borrowing amounts set forth in Section 5.2.

     Section 2.2 Notes. The Revolving Loans made by a Lender shall, if requested by a Lender, be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Lender, in the maximum principal amount equal to its Revolving Commitment as originally in effect (or, if greater, its Revolving Commitment thereafter increased) and otherwise duly completed provided, however, that the Swingline Advances made by NationsBank shall be evidenced by a single promissory note of the Borrower in the maximum original principal amount of $10,000,000 payable to the order of NationsBank in substantially the form of Exhibit C hereto, dated the Closing Date.

     Section 2.3 Repayment of Revolving Loans. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, the outstanding principal amount of all of the Revolving Loans on the Revolving Termination Date.

     Section 2.4 Use of Proceeds. Subject to the terms of this Agreement, the proceeds of the Revolving Loans shall be used by the Borrower for general corporate purposes arising in the ordinary course of business of the Borrower and its Subsidiaries, the refinancing of the Existing Hi-Lo Indebtedness, the financing of a portion of the purchase price for, and the fees and expenses arising in connection with, the Hi-Lo Acquisition and the other Related Transactions, the financing of Permitted Acquisitions, the financing of working capital requirements and capital expenditures of the Borrower and its Subsidiaries and the payment of Reimbursement Obligations.

     Section 2.5 Revolving Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving Commitment for the period from and including the Closing Date to and including the Revolving Termination Date, at a per annum rate equal to the Commitment Fee Rate, computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) provided that for purposes of calculating such fee the amount of outstanding Letters of Credit shall constitute use of the Revolving Commitment. Notwithstanding anything to the contrary contained in this Agreement, any and all Swingline Advances outstanding from time to time shall be wholly excluded, and shall not count as used or funded amounts, for purposes of determining the unused or unfunded amount of each Lender's Revolving Commitment in accordance with this Section 2.5. Accrued commitment fees under this Section
2.5 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date.

     Section 2.6 Termination or Reduction of Revolving Commitments. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that:
(a) the Borrower shall not have the right to terminate or reduce in part any unused portion of the Revolving Commitments that could or may be required to be advanced by the Lenders to refinance Swingline Advances then outstanding; (b) the Borrower shall give the Administrative Agent at least one (1) Business Day notice of each such termination or reduction as provided in Section 5.3 hereof; and (c) each partial reduction shall be in an aggregate amount at least equal to Ten Million Dollars ($10,000,000) or a greater multiple of One Million Dollars ($1,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced.

     Section 2.7 Letters of Credit.

          (a) Commitment to Issue. The Borrower may utilize the Revolving Commitments by requesting that the Fronting Bank issue, and the Fronting Bank, subject to the terms and conditions of this Agreement, shall issue, standby commercial and/or documentary letters of credit for the Borrower's account (such letters of credit being hereinafter referred to as the "Letters of Credit", which may be for the benefit of a subsidiary); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Five Million Dollars ($5,000,000);
     (ii) the Outstanding Revolving Credit shall not at any time exceed the remainder of aggregate Revolving Commitments; minus the Swingline Advances then outstanding and (iii) the Outstanding Revolving Credit applicable to a Lender shall not at any time exceed the remainder of such Lender's Revolving Commitment minus such Lenders Commitment Percentage of the Swingline Advances then outstanding. Upon the date of issue of a Letter of Credit, the Administrative Agent shall be deemed, without further action by any party hereto, to have sold to each other Lender who holds a Revolving Commitment, and each such other Lender shall be deemed, without further action by any party hereto, to have purchased from the Administrative Agent, a participation to the extent of such Lender's Commitment Percentage (calculated with respect to the Revolving Commitments only) in such Letter of Credit and the related Letter of Credit Liabilities. Upon termination of the Revolving Commitments, any Letter of Credit then outstanding which has been fully cash collateralized to the satisfaction of the Administrative Agent and the Fronting Bank shall no longer be considered a "Letter of Credit" as defined in this Agreement and any participating interest heretofore granted by the Fronting Bank to the Lenders holding Revolving Commitments in such Letter of Credit shall be deemed terminated but the letter of credit fees payable hereunder shall continue to accrue to the Fronting Bank with respect to such Letter of Credit until the expiry thereof.

          (b) Letter of Credit Request Procedure. Except for Letters of Credit issued on the Closing Date, the Borrower shall give the Administrative Agent at least three (3) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Administrative Agent shall promptly notify the Fronting Bank and each other Lender who holds a Revolving Commitment of the contents thereof and of such Lender's Commitment Percentage (calculated based on the Revolving Commitments only) of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not extend beyond a date which is thirty (30) days prior to the Revolving Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of business of the Borrower or its Subsidiaries, must be reasonably satisfactory in form and substance to the Administrative Agent and the Fronting Bank, and shall be issued pursuant to such documentation as the Administrative Agent and the Fronting Bank may reasonably require, including, without limitation, the Fronting Bank's standard form letter of credit request and reimbursement agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

          (c) Letter of Credit Fees. The Borrower will pay to the Administrative Agent for the account of each Lender who holds a Revolving Commitment a letter of credit fee on such Lender's Commitment Percentage (calculated with respect to the Revolving Commitments only) of the daily average amount available for drawings under the Letters of Credit, such letter of credit fee (i) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and (ii) to be calculated at a rate per annum equal to the Libor Rate Margin applicable to the Revolving Loans on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day); provided, however, that for documentary letters of credit such letter of credit fee shall be calculated based on 50% of such Libor Rate Margin. After receiving any payment of any letter of credit fees under this clause (c), the Administrative Agent will promptly pay to each Lender that holds a Revolving Commitment the letter of credit fees then due such Lender. The Borrower will also pay to the Fronting Bank for its account only a fronting fee on the daily average amount available to be drawn under all outstanding Letters of Credit, such fronting fee (i) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and (ii) to be calculated at a rate per annum equal to one-eighth of one percent (.125%) on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). The Borrower will also pay to the Fronting Bank, for its account only, all customary fees for amendments to and processing of the Letters of Credit.

          (d) Funding of  Drawings.  Upon receipt  from the  beneficiary  of any
     Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Fronting Bank shall promptly so notify the Administrative Agent and the Administrative Agent shall promptly so notify the Borrower and each Lender that holds a Revolving Commitment as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 2:00 p.m. on the applicable payment date if the Borrower has not reimbursed the Fronting Bank for the amount paid as a result of such demand or drawing, each Lender will make available to the Administrative Agent, at the Principal Office, in immediately available funds, an amount equal to such Lender's Commitment Percentage (calculated based on the Revolving Commitments only) of the amount to be paid as a result of such demand or drawing which has not been reimbursed even if the conditions to a Loan under Article 7 hereof have not been satisfied and the Administrative Agent shall promptly pay such amounts to the Fronting Bank.

          (e) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Fronting Bank (through the Administrative Agent) for any amounts paid by the Fronting Bank upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the
     Administrative Agent not later than 2:00 p.m. on the date of the corresponding payment under the Letter of Credit by the Fronting Bank; provided, that the Administrative Agent has provided notice to the Borrower prior to 11:00 a.m. on such day that such payment is due. In the event such notice is received after 11:00 a.m. on a Business Day, such payment shall be due not later than 1:00 p.m. on the next succeeding Business Day.
     Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrower requesting a Revolving Loan in accordance with Section 5.1 hereof, the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Administrative Agent will pay to each Lender participating in a Letter of Credit such Lender's Commitment Percentage (calculated based on the Revolving Commitments only) of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Administrative Agent in respect of such Letter of Credit pursuant to clause
     (d) of this Section 2.7.

          (f) Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) the existence of any claim, set-off, counterclaim, defense or other rights which any Obligated Party or any other Person may have at any time against any beneficiary of any Letter of Credit, the Fronting Bank, the Administrative Agent, any Lender or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iii) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
     (iv)payment by the Fronting Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Fronting Bank's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.

          (g) Issuer Responsibility. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Fronting Bank, the Administrative Agent nor any Lender nor any of their respective officers or directors shall have any responsibility or liability (in the absence of gross negligence or willful misconduct in connection therewith) to the Borrower or any other Person for: (i) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Fronting Bank; (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages; (iii) the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect; (iv) the payment by the Fronting Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (v) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Fronting Bank, and the Fronting Bank shall be liable to the Borrower, to the extent of any direct (but not indirect, consequential or punitive) damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (A) the Fronting Bank's misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Fronting Bank's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE 3

Term Loan

     Section 3.1 Term Commitments. Subject to the terms and conditions of this Agreement, each Lender who holds a Term Commitment severally agrees to make an advance or advances of funds to the Borrower from time to time from and including the Closing Date to but excluding the 120th day following the Closing Date (unless extended by mutual agreement of the Administrative Agent, the Syndication Agent and the Borrower) in an aggregate principal amount not to exceed the amount of such Lender's Term Commitment as then in effect. The Borrower may not borrow, repay and reborrow advances under the Term Loan. The Borrower may establish Base Rate Accounts or Libor Accounts thereunder and, until the Term Termination Date, the Borrower may Continue Libor Accounts established under the Term Loan or Convert Accounts established under the Term Loan of one Type into Accounts of another Type. Accounts of each Type established under the Term Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Accounts of such Type. Notwithstanding anything else herein or elsewhere to the contrary, the Administrative Agent and Syndication Agent may determine, in their sole and absolute discretion, not to extend the period for advances to be made pursuant to this Article 3 beyond the 120th day following the Closing Date.

     Section 3.2 Term Notes. The Term Loan made by a Lender shall, if requested by Lender, be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "B" hereto payable to the order of such Lender, in the maximum principal amount equal to its Term Commitment and otherwise duly completed.

     Section  3.3  Repayment  of  Term  Loans.  The  Borrower  shall  pay to the
Administrative Agent for the account of the Lenders who hold Term Loans the aggregate principal amount of the Term Loans advanced in installments as follows:

          (a) Seventeen (17) consecutive quarterly principal installments due and payable on each Quarterly Payment Date in accordance with the following schedule:

--------------------------------------- ---------------------------------
Quarterly Payment Dates                           Installment
--------------------------------------- ---------------------------------
September 1998                                    $1,000,000
December 1998                                     $1,000,000
March 1999                                        $2,000,000
June 1999                                         $2,000,000
September 1999                                    $2,000,000
December 1999                                     $2,000,000
March 2000                                        $3,125,000
June 2000                                         $3,125,000
September 2000                                    $3,125,000
December 2000                                     $3,125,000
March 2001                                        $3,125,000
June 2001                                         $3,125,000
September 2001                                    $3,125,000
December 2001                                     $3,125,000
March 2002                                        $3,750,000
June 2002                                         $3,750,000
September 2002                                    $3,750,000; and

          (b) one final installment in the amount of all unpaid principal of the Term Loans due and payable on the Term Termination Date.

     Section 3.4 Use of Proceeds. Subject to the terms of this Agreement, the proceeds of the Term Loans shall be borrowed and re-advanced by the Borrower to Shamrock to finance the Hi-Lo Acquisition and the Merger and to pay transaction interest, fees and expenses associated with the Related Transactions which occur on or before May 26, 1998, and for no other purpose.

                                   ARTICLE 4

                               Interest and Fees

     Section 4.1 Interest Rate. The Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means:

          (a) during the period that such Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Rate Margin; and

          (b) during the period that such Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin.

     Section 4.2  Determinations of Margins.  The margins  identified in Section
4.1 hereof and the Commitment Fee Rate shall be defined and determined as follows:

          (a) "Base Rate Margin" shall mean zero percent (0%).

          (b) "Commitment Fee Rate" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below in this Section 4.2), one-quarter percent (0.25 %) per annum; and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 4.2 under the heading "Commitment Fee Rate" opposite the Funded Debt to EBITDA Ratio calculated for the completed four (4) Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

          (c) "Libor Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below in this Section 4.2) seven-eighths of one percent (0.875%) per annum for Revolving Loans and Term Loans and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 4.2 under the heading "LIBOR Rate Margin", under the heading for the applicable Loan and opposite the Funded Debt to EBITDA Ratio calculated for the completed four (4) Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

     The following is the table  referred to in clauses (a), (b) and (c) of this
Section 4.2:

                                                      ================ ================= ============
                                                          BASE RATE    LIBOR RATE MARGIN  COMMITMENT
                                                           MARGIN                            FEE
===================================================== ================ =================     RATE
                   Funded Debt to                      Revolving Loans Revolving Loans
                    EBITDA Ratio                       and Term Loans   and Term Loans
===================================================== ================ ================= ============
Greater than or equal to 3.0 x                               0%             1.25%            0.35%
===================================================== ---------------- ----------------- ============
Greater than or equal to 2.5 x but less than 3.0 x           0%             1.00%            0.30%
===================================================== ---------------- ----------------- ============
Greater than or equal to 2.0 x but less than 2.5 x           0%             0.875%           0.25%
===================================================== ---------------- ----------------- ============
Greater than or equal to 1.5 x but less than 2.0 x           0%             0.75%            0.25%
===================================================== ================ ================= ============
Less than 1.5 x                                              0%             0.50%            0.20%
===================================================== ================ ================= ============

     Upon delivery of the Compliance Certificate pursuant to Subsection 9.1(c) in connection with the financial statements of the Borrower and the Subsidiaries required to be delivered pursuant to Subsection 9.1(b) after the end of each Fiscal Quarter commencing with such Compliance Certificate delivered for the Fiscal Quarter ending June30, 1998, the Base Rate Margin, Commitment Fee Rate and the Libor Rate Margin shall automatically be adjusted in accordance with the Funded Debt to EBITDA Ratio set forth therein and the tables set forth above, such automatic adjustment to take effect retroactively as of the first day of the then existing Fiscal Quarter during which such Compliance Certificate is delivered. The term "Adjustment Date" shall mean each such day as of which such margins are deemed to change pursuant to the immediately prior sentence or the next following sentence. If the Borrower fails to deliver such Compliance Certificate with respect to any Fiscal Quarter which sets forth the Funded Debt to EBITDA Ratio within the period of time required by Subsection 9.1 (c): (i) the Base Rate Margin shall automatically be adjusted to zero percent (0%) per annum for Revolving Loans and Term Loans, (ii) the Libor Rate Margin (for
Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to one and one- quarter percent (1.25%) per annum for Revolving Loans and Term Loans and (iii) the Commitment Fee Rate shall automatically be adjusted to thirty-five one hundredths of one percent (0.35%). The automatic adjustments provided for in the preceding sentence shall take effect retroactively as of the first day of the then existing Fiscal Quarter and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate.

     Section 4.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the Termination Date of such Loan; (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, on (A) the last day of the Interest Period with respect thereto, (B) in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period, and (C) on the Termination Date of such Loan.

     Section 4.4 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Administrative Agent or such Lender, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

     Section 4.5 Conversions and  Continuations of Accounts.  Subject to Section
5.2 hereof, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan into a Libor Account under the same Loan or to Continue Libor Accounts in existence under a Loan as Libor Accounts under the same Loan, provided that: (a) the Borrower shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 5.3 hereof; (b) subject to Section 6.3 hereof, a Libor Account may only be Converted on the last day of the Interest Period therefor;
(c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made without the consent of the Administrative Agent and the Required Lenders while a Default has occurred and is continuing, and (d) Base Rate Accounts which constitute Swingline Advances may not be so converted.

     Section 4.6 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE 5

                             Administrative Matters

     Section 5.1 Borrowing Procedure. The Borrower shall give the Administrative Agent, and the Administrative Agent will give the Lenders, notice of each borrowing under the Commitments in accordance with Section 5.3 hereof. Not later than 1:00 p.m. on the date specified for each borrowing under the applicable Commitment, each Lender obligated with respect to such Commitment will make available the amount of the Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by 3:00 p.m. at the Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer to (a) a bank account of the Borrower designated by the Borrower in writing or (b) a Person or Persons designated by the Borrower in writing.

     Section 5.2 Minimum Amounts. Except for prepayments and Conversions pursuant to Section 5.4(a) and Article 6 hereof, each Base Rate Account applicable to a Loan and each prepayment of principal of a Loan shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) (or, with respect to Swingline Advances, $250,000) or any larger amount in increments of Two Hundred Fifty Thousand Dollars ($250,000). Each LIBOR Account applicable to a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amount in increments of Five Hundred Thousand Dollars ($500,000).

     Section 5.3 Certain Notices. Notices by the Borrower to the Administrative Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00a.m. on the Business Day prior to (or, with respect to Base Rate Accounts, on) the date of the relevant termination, reduction, borrowing, Conversion, Continuation or other repayment specified below:

                                    Notice                                         Number of Business Days Prior
------------------------------------------------------------------------------     -----------------------------
Termination or reduction of Commitments                                                          1

Borrowing of Swingline Advances, Loans subject to Base Rate Accounts,
prepayment or repayment of Loans subject to Base Rate Accounts, or Conversions                   0
into Base Rate Accounts

Borrowing, prepayment or repayment of Loans subject to Libor Accounts,                           3
Conversions into or Continuations as Libor Accounts



     Notwithstanding the forgoing, the Borrower may give an effective notice of borrowing of Revolving Loans subject to Base Rate Accounts if the proceeds will be used to satisfy Reimbursement Obligations in accordance with Section 2.7(e) not later than 12:00 noon on the Business Day of the proposed borrowing. Any notices of the type described in this Section 5.3 which are received by the Administrative Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify (a) the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 5.2 hereof) to be borrowed, Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof (and with respect to Base Rate Accounts, whether any of such Base Rate Accounts will be Swingline Advances); (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business
Day). Any notices by the Borrower of the type described in this Section 5.3 may be made orally or in writing and, if made orally, must be confirmed in writing not more than two (2) Business Days after the notice is given. The Administrative Agent shall notify the Lenders of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section 5.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate.

     Section 5.4 Prepayments.

          (a) Mandatory.

               (i) Revolving Loans. If at any time the Outstanding Revolving Credit exceeds the aggregate Revolving Commitments, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the outstanding Revolving Loans by the amount of the excess or, immediately pledge (in form and substance and under conditions satisfactory to the Administrative Agent) to the Administrative Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations.

               (ii) Prepayments from Asset Dispositions. Within five (5) days of receipt of the Net Proceeds from any Designated Asset Disposition, the Borrower shall prepay the Loans in an amount equal to the Net Proceeds of such disposition. The term "Designated Asset Disposition" means any voluntary disposition of assets by the Borrower or any Subsidiary other than the dispositions permitted by clauses (a) through (g) of
          Section 10.8.

               (iii) Application of Mandatory Prepayments. Mandatory prepayments made pursuant to Subsection 5.4(a)(ii) shall be applied as follows:

                    (A) first,  to  installments  due under the Term Loans,  pro rata to such installments; and

                    (B) second, to the Revolving Loans, and first to the Revolving Loans which constitute Swingline Advances (until such advances are paid in full) and then to the remaining Revolving Loans. Prepayments applied to the Revolving Loans pursuant to this clause (B) shall have the effect of permanently reducing the Revolving Commitments by the amount of the prepayment.

               Notwithstanding the foregoing, in the event that the Borrower reasonably expects the proceeds of a disposition of assets which are required to be used to make prepayments under Subsection 5.4(a)(ii) to be reinvested within one hundred eighty (180) days in productive assets of a kind then used or usable in the business of the Borrower or its Subsidiary, then, instead of the applications described above, the Borrower shall utilize the Net Proceeds therefrom to make a prepayment on the Revolving Loans in an amount equal to the sum of the amount needed for such reinvestment within such time period (with any excess being applied as described above) and such prepayment shall not have the effect of reducing the Revolving Commitments. Each prepayment under Subsection 5.4(a)(ii) shall be accompanied with accrued interest on the amount prepaid to the date of prepayment, any amount due under
          Section 6.5 as a result of such prepayment and a certificate from the Borrower detailing the application thereof to the Loans as required by this clause (iii).

               (b) Optional. Subject to Section 5.2 hereof and the provisions of this clause (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Administrative Agent as specified in Section 5.3 hereof, prepay or repay any Loan in full or in part. Any optional prepayment of the Revolving Loans shall be applied to the Revolving Loans which constitute Swingline Advances (until such advances are paid in full) and then to the remaining Revolving Loans. Any optional prepayment of the Term Loans shall be accompanied with accrued interest on the amount prepaid to the date of prepayment. Any partial prepayments of the Term Loans shall be applied to installments due under the Term Loans, pro rata to such installments. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i)the Borrower pays to the Administrative Agent for the account of the applicable Lenders any amounts due under Section 6.5 hereof as a result of such prepayment or repayment or (ii)after giving effect to such prepayment or repayment, the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

     Section 5.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any other Obligated Party under the Loan Documents shall be made to the Administrative Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Administrative Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.6 hereof and provided that when applying any such amounts to any Loans, Loans subject to Base Rate Accounts shall be prepaid in full prior to any application to Loans subject to Libor Accounts); provided, however, that, unless NationsBank expressly agrees to the contrary, such payments shall be applied first to any outstanding Swingline Advances until such advances are paid in full. Each payment received by the Administrative Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 3:00 p.m. on the date the payment is deemed made to the Administrative Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 5.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Lenders holding Commitments for such Loan, each payment of commitment fees under Sections 2.5 hereof and letter of credit fees under Subsection 2.7(c) hereof shall be made for the account of the Lenders holding Revolving Commitments, and each termination or reduction of the Commitments shall be applied to the Commitments of the Lenders holding the applicable Commitments, pro rata according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in questions only); (b)the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 6.4 hereof) shall be made pro rata among the Lenders holding Accounts of such Type according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in question only); (c)each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower shall be made to the Administrative Agent for the account of the Administrative Agent or the Lenders holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Administrative Agent or such Lenders; provided that as long as no default in the payment of interest exists, payments of interest made when Lenders are holding different types of Accounts applicable to the same Loan as a result of the application of Section6.4, shall be made to the Lenders in accordance with the amount of interest owed to each; and (d)the Lenders holding Revolving Commitments (other than the Administrative Agent) shall purchase from the Administrative Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages (calculated with respect to the Revolving Commitments only). If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by Administrative Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

     Section 5.7 Sharing of Payments. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through the Administrative Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     Section 5.8 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Administrative Agent hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, (a)the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period and (b)Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

     Section 5.9 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Lender holding a Revolving Commitment to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a)any lack of validity of any Loan Document; (b)the occurrence of any Default; (c)the existence of any claim, set-off, counterclaim, defenses or other rights which such Lender, any Obligated Party, or any other Person may have; (d)the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e)the failure of any condition to a Loan under
Article 7 hereof to be satisfied; (f)the fact that after giving effect to the funding of the participation the Outstanding Revolving Credit may exceed the aggregate Revolving Commitments; or (g)any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Letter of Credit as required hereby, such Lender shall, subject to the foregoing proviso, remain obligated to pay to the Administrative Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Administrative Agent at a rate per amount equal to the Federal Funds Rate for such period and the Administrative Agent shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due the Administrative Agent under this sentence.

                                   ARTICLE 6

                            Change in Circumstances

     Section 6.1 Increased Cost and Reduced Return.

          (a) Increased Cost. If, after the date hereof, any Regulatory Change or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Libor Accounts, its Notes, or its obligation to make Libor Accounts, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Libor Accounts (other than franchise taxes or taxes imposed on or measured by the net income of such Lender by the jurisdiction in which such Lender is organized, has its principal office or such Applicable Lending Office or is doing business);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Libor Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

          and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) by an amount deemed by such Lender to be material of making, Converting into, Continuing, or maintaining any Libor Accounts or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Libor Accounts, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or maintain Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time upon demand, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Claims under this Section6.1. Each Lender shall promptly (and in any event prior to the date which is ninety (90) days after the Lender has knowledge of any Regulatory Change or other change described in this
     Section 6.1 entitling such Lender to compensation hereunder) notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to such compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 6.2 Limitation on Libor Accounts. If on or prior to the first day of any Interest Period for any Libor Account:

          (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted Libor Rate will not adequately and fairly reflect the cost to the Lenders of funding Libor Accounts for such Interest Period; then the Administrative Agent shall give the Borrower prompt notice thereof specifying the amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Libor Accounts, Continue Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Accounts, either prepay such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement.

     Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Libor Accounts hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Libor Accounts and to Convert Base Rate Accounts into Libor Accounts shall be suspended until such time as such Lender may again make, maintain, and fund Libor Accounts (in which case the provisions of Section
6.4 shall be applicable).

     Section 6.4 Treatment of Affected Accounts. If the obligation of any Lender to make a particular Libor Account or to Continue, or to Convert Base Rate Accounts into, Libor Accounts shall be suspended pursuant to Sections 6.1 or 6.3 hereof (Accounts of such Type being herein called "Affected Accounts"), such Lender's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) for the Affected Accounts (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Accounts have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Accounts shall be applied instead to its Base Rate Accounts; and

          (b) all Accounts that would otherwise be made or Continued by such Lender as Libor Accounts shall be made or Continued instead as Base Rate Accounts, and all Accounts of such Lender that would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Accounts no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts made by other Lenders are outstanding, such Lender's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts, to the extent necessary so that, after giving effect thereto, all Accounts held by the Lenders holding Libor Accounts and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

     Section 6.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion by the Borrower of a Libor Account for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 12.1) on a date other than the last day of the Interest Period for such Libor Account; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 7 to be satisfied) to borrow, Convert, Continue, or prepay a Libor Account on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     Section 6.6 Withholding Taxes. (a) Except as otherwise provided in this Agreement, any and all payments by any Obligated Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or such Agent (as the case may be) is organized, located or doing business or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If an Obligated Party shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Obligated Party shall make such deductions, (iii) the applicable Obligated Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the applicable Obligated Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not materially disadvantageous in any material respect to such Lender. If the Administrative Agent or a Lender receives a refund in respect of any Taxes or other amounts paid by an Obligated Party pursuant to this Section6.6, it shall promptly remit such refund (including any interest paid by the applicable taxing authority in respect thereof) to the Obligated Party, net of all out-of-pocket expenses of such Agent or such Lender; provided, however, that the Obligated Party, upon request of such Agent or Lender, agrees promptly to return such refund (plus any interest paid by the applicable taxing authority in respect thereof) to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Agent or Lender shall provide the Obligated Party with a copy of any notice or assessment from the relevant taxing authority requiring the repayment of such refund. Section 6.7 Withholding Tax Exemption. Each Lender and Agent organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (a) if such Lender is a "bank" within the meaning of Section881(c)(3)(A) of the Code, (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii)any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to a complete exemption from tax on payments pursuant to any of the Loan Documents or (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a FormW-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from United States Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 6.7 and thereby to establish complete exemption from United States withholding tax (unless such failure to establish complete exemption from United States withholding tax is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), (A) the applicable Obligated Party shall deduct all required Taxes from any amounts payable to such Lender under any Loan Document, (B) the applicable Obligated Party shall pay the full amount allocated to the relevant taxing authority or other authority in accordance with applicable law, (C) the applicable Obligated Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof and (D) such Lender shall not be entitled to an indemnification or increases in the sum payable under Sections 6.6 or 14.2 with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall, at the expense of such Lender, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     Section 6.8 Replacement of Affected Lender. Within thirty (30) days after receipt by the Borrower of written notice and demand from any Lender for any payment under the terms of Section 6.1 or Section 6.6, or within thirty (30) days of the Borrower becoming aware that a Lender has become insolvent, or its assets subject to a receiver, liquidator, trustee, custodian or other similar Person or it or its assets are otherwise subject to insolvency proceedings, or if a Lender fails to make Loans required to be made hereunder, the Borrower may, at its option notify the Administrative Agent and such Lender (the "Affected Lender") of its intention to obtain, at the Borrower's expense, a replacement Lender ("Replacement Lender") to purchase the Affected Lender's Loans and its obligations under the Loan Documents. The Borrower shall, within thirty (30) days following the delivery of such notice from the Borrower cause the Replacement Lender to purchase the Loans of the Affected Lender and assume the Affected Lender's obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans held by such Lender, all unpaid interest and commitment fees accrued thereon, and all other Obligations owed to such Lender including amounts owed under Sections 6.1 or 6.6. Notwithstanding the foregoing,
(i) the Borrower shall continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under Sections 6.1 or 6.6 in accordance with the terms thereof, (ii) neither the Administrative Agent nor any Lender shall have any obligation to find a Replacement Lender, (iii) the Replacement Lender must be reasonably acceptable to the Administrative Agent and (iv) NationsBank, N.A. may not be replaced under this Section 6.8 without its consent.

                                   ARTICLE 7

                              Conditions Precedent

     Section 7.1 Initial Loan and Letter of Credit. The obligation of each Lender to make its initial Loan and the obligation of the Administrative Agent to issue the initial Letter of Credit are subject to the following conditions precedent:

          (a) Deliveries. The Administrative Agent shall have received on or before the Closing Date and on or before the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Administrative
     Agent:

               (i) Resolutions; Authority. Resolutions of the Board of Directors of each Obligated Party certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Transaction Documents to which it is or is to be a party.

               (ii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Obligated Party certifying the names of its officers (A) who are authorized to sign the Transaction Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

               (iii) Organizational Documents. The articles of incorporation of each Obligated Party certified by the Secretary of State of the state of its incorporation and dated a current date.

               (iv) Bylaws. The bylaws of each Obligated Party certified by its Secretary or an Assistant Secretary.

               (v) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of each Obligated Party as to its existence and, to the extent applicable, good standing and certificates of the appropriate government officials of each state in which each Obligated Party's principal business office is located, as to each Obligated Party's qualification to do business and good standing in such state, all dated a current date.

               (vi) Notes. The Notes executed by the Borrower dated the date hereof.

               (vii) Guaranty. The Guaranty executed by each Subsidiary.

               (viii) Lien Search Reports. UCC, tax and judgment Lien search reports listing all documentation on file against the Borrower and the Subsidiaries in the central filing locations of each jurisdiction in which any such party's principal business office is located and in the local filing offices of each jurisdiction in which such principal business office is located.

               (ix) Termination of Liens. Duly executed UCC-3 termination statements, mortgage releases and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by Section 10.2 hereof.

               (x) Insurance Policies. Certificates of insurance summarizing the insurance policies of the Borrower and the Subsidiaries required by this Agreement and reflecting the Administrative Agent as additional insured under such policies.

               (xi) Opinion of Counsel. Opinions of legal counsel to the Borrower and the Subsidiaries from such jurisdictions and, as to such matters as, the Administrative Agent may reasonably request.

               (xii) Fees. The advisory, administrative, underwriting and other fees set forth in that certain letter dated December20, 1997, from NationsBank, N.A. and NationsBanc Montgomery Securities, LLC to the Borrower, as the same may be amended from time to time.

               (xiii) Transaction Documents. Copies of the executed Hi-Lo Acquisition Documents and the Capitalization Documents, including without limitation, the financial statements of the Borrower and its Subsidiaries as of and for the period ended September 30, 1997, and of Hi-Lo and its Subsidiaries as of and for the period ended December 31, 1997, and the approvals, consents and the other documentation required to be delivered under the terms thereof. All certificates and opinions (if any) delivered in connection with such Transaction Documents shall be addressed to Administrative Agent and Lenders or accompanied by a written authorization from the Person delivering such certificate or opinion stating that Administrative Agent and the Lenders may rely on such document as though it were addressed to it.

               (xiv) Employment Agreements and Life Insurance. Copies of all employment contracts or other compensation arrangements between the Borrower or any of its Subsidiaries and David O'Reilly and of the keyman life insurance policy covering David O'Reilly.

               (xv) Letter of Direction. A letter of direction from the Borrower addressed to Administrative Agent with respect to the disbursement of the proceeds of the Loans.

               (xvi) Pro Forma. The Pro Forma.

                    (b) Closing Date  Availability.  After giving  effect to the consummation of the Related Transactions and all Outstanding Revolving Credit incurred on the Closing Date, the Revolving Commitment shall exceed the Outstanding Revolving Credit by not less than Forty Million Dollars ($40,000,000.00).

                    (c) Attorneys' Fees and Expenses. The costs and expenses (including attorneys' fees) referred to in Section 14.1 hereof for which statements have been presented shall have been paid in full.

                    (d) Consummation of Tender Offer. The Tender Offer shall have been, or shall be, consummated on or before the Closing Date pursuant to the Merger Agreement and in compliance with all applicable law and regulatory approvals.

                    (e) Minimum Shares. After giving effect to the Related Transactions and as of the Closing Date, Shamrock shall have acquired, concurrently with the making of the Term Loans, not fewer than the Minimum Shares, and there shall not have been any material change in the number of Shares outstanding as of December 20, 1997.

                    (f) Payment of Existing Hi-Lo Financing Agreement. The Existing Hi-Lo Financing Agreement with The CIT Group/Business Credit, Inc. shall be (i) terminated, (ii) all loans and obligations of the Borrower and/or the Guarantors thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans to be made under this Financing Agreement and which shall be loaned to or invested in Hi-Lo, and (iii)all liens upon or security interest in favor of The CIT
               Group/Business Credit, Inc. in connection therewith shall be terminated and/or released upon such payment.

                    (g) Government  Approvals.  The Federal Trade  Commission or
               U.S. Justice Department under the Hart-Scott-Rodino Anti-Trust Improvements Act shall have approved the Merger and the other transactions contemplated by the Hi-Lo Acquisition Documents or the waiting period thereunder shall have expired without adverse action.

                    (h) Related  Transactions.  The  Administrative  Agent shall have been provided evidence satisfactory to them that all conditions to the consummation of the Related Transactions (excluding the Merger, but including the Hi-Lo Acquisition and any Permitted Acquisition funded with an advance under the Revolving Loans) have been satisfied or waived in accordance with Section8.20 and that such transactions will occur on the Closing Date.

                    (i) Absence of Legal Action. No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport or threaten to enjoin or restrain any of the Related Transactions.

                    (j) Additional Documentation. The Administrative Agent shall have received such additional approvals, opinions, or other documentation as the Administrative Agent may reasonably request.


     Section 7.2 All Loans and Letters of Credit. The obligation of each Lender to make any Loan (including the initial Loan) and the obligation of the Administrative Agent to issue any Letter of Credit (including any initial Letter of Credit) are subject to the following additional conditions precedent:

          (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit; and

          (b) Representations and Warranties. All of the representations and warranties contained in Article 8 hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Subsections 7.2(a) and 7.2(b) hereof have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                   ARTICLE 8

                         Representations and Warranties

     To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are, and, after giving effect to the Related Transactions, will be true, correct and complete: Section 8.1 Corporate Existence. The Borrower and each Subsidiary is (a) a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and, in the case of each of Hi-Lo Auto Supply, L.P., and First Call Auto Supply, L.P., a limited partnership, duly organized, validly existing and in good standing under the laws of Texas; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Obligated Party has the power and authority to execute, deliver, and perform its respective obligations under the Transaction Documents to which it is or may become a party.

     Section 8.2 Financial Condition.

          (a) Financial Statements. The Borrower has delivered to Administrative Agent the audited financial statements for each of the Borrower and Hi-Lo as of, and for the each of the twelve month periods ending, respectively, December 31, 1994, December 31, 1995 and December 31, 1996 (the "Audited Statements") and a statement of income for each of the Borrower and Hi-Lo for the nine month period ending September 30, 1997. All financial statements concerning the Borrower and its Subsidiaries and Hi-Lo and its Subsidiaries have been prepared in accordance with GAAP, and present fairly, the financial condition of, respectively, the Borrower and its Subsidiaries and Hi-Lo and its Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein subject, in the case of the September 30, 1997 financial statements, to year-end audit adjustments. Neither the Borrower, Hi-Lo nor any of their Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no Material Adverse Effect since the effective date of the Audited Statements.

          (b)  Projections.  The  Projections  delivered  and  to  be  delivered
     (including the Projections annexed hereto as Schedule8.2) have been and will be prepared by the Borrower in light of the past operation of the business of the Borrower, Hi-Lo and their Subsidiaries. The Projections represent, as of the date thereof, a good faith estimate by the Borrower and its senior management of the financial conditions and performance of the Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made.

     Section 8.3 Corporate Action; No Breach. The execution, delivery, and performance by each Obligated Party of the Transaction Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of each Obligated Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, partnership agreements or bylaws of any Obligated Party, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which any Obligated Party is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Obligated Party.

     Section 8.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of the Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing where such violation could reasonably be expected to have a Material Adverse Effect.

     Section 8.5 Litigation and Judgments. Except as set forth in Schedule 8.5, to the Borrower's knowledge there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting (a) the Borrower or any Subsidiary or (b) any of the Related Transactions. As of the Closing Date, except as set forth in
Schedule 8.5, there are no outstanding judgments against the Borrower or any of its Subsidiaries.

     Section 8.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including, as of the Closing Date, the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2 hereto, and none of such properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 10.2 hereto.

     Section 8.7 Enforceability. The Loan Documents and the Transaction Documents to which any Obligated Party is a party, when delivered, shall constitute the legal, valid, and binding obligations of the applicable Obligated Party, enforceable against the applicable Obligated Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 8.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by any Obligated Party of the Transaction Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations which have been obtained and are described in the Merger Agreement. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the Hi-Lo Acquisition has expired without any adverse action.

     Section 8.9 Debt. Neither the Borrower nor any Subsidiary has any Debt, except as permitted by Section 10.1 hereto.

     Section 8.10 Taxes. Except as disclosed in the Merger Agreement, the Borrower, Hi-Lo and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all material income, franchise, employment, property, and sales tax returns, and have paid all of their respective material liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the Merger Agreement, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

     Section 8.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock other than, in connection with the Hi-Lo Acquisition, the shares of common stock of Hi-Lo and, in connection with any Permitted Acquisition, shares of the Target whose shares constitute margin stock and whose shares are being acquired pursuant to such Permitted Acquisition..

     Section 8.12 ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

     Section 8.13 Disclosure. All factual information furnished by or on behalf of the Borrower or any Subsidiary in writing to Administrative Agent or any Lender (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Subsidiary to Administrative Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     Section 8.14 Subsidiaries; Capitalization. As of the Closing Date and after giving effect to the Related Transactions, the Borrower has no Subsidiaries other than those listed in SectionI of Schedule8.14 hereto. As of the Closing Date and after giving effect to the Related Transactions, SectionI of Schedule8.14 sets forth the jurisdiction of incorporation or organization of each Subsidiary, the percentage of the Borrower's or another Subsidiary's ownership of the outstanding voting stock (or other ownership interests) of each Subsidiary and the authorized, issued and outstanding capital stock (or other ownership interests) of the Borrower and each Subsidiary. As of the Closing Date and after giving effect to the Related Transactions, members of the Control Group own the shares of capital stock of the Borrower disclosed in Section II of Schedule8.14. All of the outstanding capital stock of the Borrower and each Subsidiary has been validly issued, is fully paid, is nonassessable and has not been issued in violation of any preemptive or similar rights. Except as disclosed in SectionIII of Schedule8.14, there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of the Borrower or any Subsidiary, and (b)no shareholder agreements, voting trusts or similar agreements in effect and binding on any shareholder of the Borrower or a Subsidiary or the capital stock of the Borrower or a Subsidiary. All shares of capital stock of the Borrower and each Subsidiary were issued in compliance with all applicable state and federal securities laws.

     Section 8.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party where such default could reasonably be expected to cause a Material Adverse Effect.

     Section 8.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for unintentional violations which could not reasonably be expected to have a Material Adverse Effect.

     Section  8.17  Investment   Company  Act.  Neither  the  Borrower  nor  any
Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Borrower Company Act of 1935, as amended.

     Section 8.19 Environmental Matters.

          (a) Except as disclosed on Schedule 8.19, the Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in material compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and its Subsidiaries with all Environmental Laws;

          (b) The Borrower and each Subsidiary have obtained and maintained, and are in material compliance with, all material permits, licenses, and authorizations that are required under applicable Environmental Laws;

          (c) Except as disclosed on Schedule 8.19, no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary which could have a Material Adverse Effect. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets which could have a Material Adverse Effect;

          (d) Except as disclosed on Schedule 8.19, neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i)failure to comply with Environmental Laws, (ii)Remedial Action, or
     (iii)any Environmental Liabilities arising from a Release or threatened Release, which in any case could have a Material Adverse Effect;

          (e) Except as disclosed on Schedule 8.19, there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could give rise to any Environmental Liabilities which could have a Material Adverse Effect;

          (f) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws.

          (g) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

          (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

     Section 8.20 Transaction Documents. As of the Closing Date, the Borrower has delivered to Administrative Agent a complete and correct copy of the Tender Offer Documents, the Hi-Lo Acquisition Documents and the Capitalization Documents, each such Transaction Document is in full force and effect and no material term or condition thereof has been amended or otherwise waived except for such amendments and waivers approved by the Administrative Agent (which the Administrative Agent may give without the consent of the Lenders), none of the parties thereto has failed to perform any material obligation thereunder, and each of the representations and warranties given therein is true and correct on and as of the Closing Date.

     Section 8.21 Broker's Fees. Except as disclosed on Schedule 8.21, no broker's or finder's fee, commission or similar compensation will be payable with respect to the Related Transactions by the Borrower or any Subsidiary. Except as disclosed on Schedule 8.21, no other similar fees or commissions will be payable by the Borrower or any Subsidiary for any other services rendered to the Borrower or any Subsidiary ancillary to the Related Transaction. Section
8.22 Employee Matters. Except as set forth in the Merger Agreement, as of the Closing Date (a)neither the Borrower nor any Subsidiary, nor any of their respective employees is subject to any collective bargaining agreement, (b)no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary and (c)there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between the Borrower or any Subsidiary and its respective employees.

     Section 8.23 Solvency. As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, the Borrower and each of the Subsidiaries individually and on a consolidated basis:
(a)owns and will own assets the fair saleable value of which are (i)greater than the total amount of liabilities (including contingent liabilities) and
(ii)greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b)has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c)does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     Section 8.24 Year 2000 Compliance. As of the date hereof, the Borrower is not aware of any areas within the business and operations of it and its Subsidiaries that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999).

                                   ARTICLE 9

                               Positive Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following positive covenants:

     Section 9.1 Reporting Requirements. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending December 31, 1997, (i)a copy of the annual audit report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by Ernst & Young or other independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent, to the effect that such report has been prepared in accordance with GAAP; and (ii)a copy of the annual unaudited report of the Borrower and its significant business divisions (as identified in a manner reasonably satisfactory to the Administrative Agent)for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, and in reasonable detail certified by the chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of the Borrower and such significant business divisions, on a consolidating basis at the date and for the Fiscal Year then ended;

          (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters beginning with the Fiscal Quarter ending March31, 1998 and no later than February20, 1998, with respect to the Fiscal Quarter ended December31, 1997, a copy of an unaudited financial report of the Borrower and its significant business divisions (as identified in a manner reasonably satisfactory to the Administrative Agent) as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of the Borrower and its significant business divisions on a consolidated basis, at the date and for the periods indicated therein, subject to year-end audit adjustments;

          (c) Compliance Certificate. As soon as available, and in any event within forty- five (45) days after the end of each of the first three Fiscal Quarters and accompanying the annual financial statements delivered in accordance with Subsection9.1 (a), a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

          (d) Notice of Litigation. Promptly after receipt by the Borrower or any Subsidiary of notice of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

          (e) Notice of Default. As soon as possible and in any event within five (5) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer or any assistant treasurer of the Borrower has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

          (f) ERISA Reports. If requested by the Administrative Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

          (g) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days of the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect, written notice thereof;

          (h) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or definitive proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (i) Articles and Certificate of Merger. Promptly upon consummation of the Merger, a true and correct copy of the Articles of Merger filed with, and a Certificate of Merger issued by, the Secretary of State of Delaware; and

          (j) General Information. Promptly, such other information concerning the Borrower or any Subsidiary or any Target as Administrative Agent or any Lender may from time to time reasonably request.

     Section 9.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section10.3, the Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 9.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 9.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a)all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b)all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge (i)which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established or (ii)if the failure to pay the same would not result in a Lien on the property of the Borrower or any Subsidiary.

     Section 9.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workers' compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to the Administrative Agent. Each general liability insurance policy shall name the Administrative Agent as additional insured and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Administrative Agent.

     Section 9.6 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 9.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to the Administrative Agent are established with respect thereto.

     Section 9.8 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

     Section 9.9 Further Assurances.

          (a) Further Assurance. The Borrower will, and will cause each Subsidiary to, execute and deliver pursuant to this clause(a)such further documentation and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of the Loan Documents.

          (b) Subsidiary Joinder. Within ten (10) days after the end of each Fiscal Quarter or, if applicable, at the time that is sooner required by
     Section 10.5 in connection with an acquisition, the Borrower shall cause each domestic Subsidiary created or acquired during the Fiscal Quarter then ending or, in the case of acquisition, then being acquired, to execute and deliver to Administrative Agent a Joinder Agreement and such other documentation as the Administrative Agent may reasonably request to cause such Subsidiary to evidence and otherwise implement the guaranty for the repayment of the Obligations contemplated by the Guaranty and this Agreement.

     Section 9.10 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability which could have a Material Adverse Effect.

     Section 9.11 Inspection. The Borrower shall permit any authorized representatives of Administrative Agent to visit and inspect any of the properties of the Borrower or any of the Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times on reasonable notice during normal business hours and as often as may be reasonably requested. Any Lender may accompany the Administrative Agent on any such visit or inspection.

     Section 9.12 Acquisition Agreements. The Borrower will, and will cause each Subsidiary to, at its expense: (a)perform and observe all of the terms and provisions of the Hi-Lo Acquisition Documents and the Acquisition Agreements to be performed or observed by it, maintain such agreements in full force and effect, enforce such agreements in accordance with their respective terms, and take all action to such end as may be from time to time appropriate in the exercise of prudent business judgment; (b)furnish to the Administrative Agent promptly on receipt thereof, copies of all notices, requests, and other documents received by it under or pursuant to the Hi-Lo Acquisition Documents and the Acquisition Agreements and (c)from time to time (1)furnish to the Administrative Agent such information and requests regarding such agreements as the Administrative Agent may reasonably request and (2) make to any other party to any such agreement such demands and requests for information and reports or for action as it is entitled to make thereunder appropriate in the exercise of prudent business judgment.

                                   ARTICLE 10

                               Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, they will perform and observe the following negative covenants:

     Section 10.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt (other than Debt to be paid in full concurrently with the Closing Date), except:

          (a) Debt to the Lenders pursuant to the Loan Documents;

          (b) Debt described on Schedule 10.1 hereto, and any extensions, renewals or refinancings of such existing Debt so long as (i)the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing and (ii)such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

          (c) Debt of a Subsidiary to the Borrower or another Subsidiary;

          (d) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations including those of the type otherwise described in Section10.2(f);

          (e) Debt of the Borrower or any Subsidiary (including Capital Lease Obligations) incurred (or assumed in connection with an acquisition permitted hereby) after the Closing Date not to exceed Five Million Dollars ($5,000,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section10.2(g);

          (f) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on the Borrower's or a Subsidiaries' behalf in accordance with the policies issued to the Borrower and the Subsidiaries;

          (g) Debt arising under the Transaction Documents;

          (h) Debt  secured by the Liens  permitted  by  clauses  (d) and (e) of
     Section 10.2;

          (i) unsecured Debt arising under, created by and consisting of Hedge Agreements, provided, (i) such Hedge Agreements shall have been entered into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedge Agreement shall be a Lender or shall be rated in one of the two highest rating categories of Standard and Poors Corporation or Moody's Investors Service, Inc.;

          (j) the Existing Letters of Credit, provided that the Existing Letters of Credit are replaced by Letters of Credit no later than February25, 1998; and

          (k) Debt in addition to the Debt described in the forgoing clauses (a) through (i) in an aggregate amount not exceeding Twenty Million Dollars ($20,000,000) in the aggregate principal amount at any one time outstanding;

     Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

          (a) Liens described on Schedule 10.2 hereto, and any extensions, renewals or refinancings of the Debt secured by such Liens as permitted under Subsection 10.1(b), provided that (i)no such Lien is expanded to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral) after the Closing Date and (ii)no such Lien is spread to secure any additional Debt after the Closing Date other than Debt permitted by Section10.1(b);

          (b) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and each Lender pursuant to the Loan Documents;

          (c) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially detract from the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses;

          (d) Liens (other than Liens relating to Environmental Liabilities or ERISA securing obligations in excess of One Million Dollars ($1,000,000)) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;;

          (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

          (f) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids and other contracts (other than for payment of Debt);

          (g) Liens for purchase money obligations and Liens securing Capital Lease Obligations; provided that: (i)the Debt secured by any such Lien is permitted under Section10.1(e) hereof; and (ii)any such Lien encumbers only the asset so purchased;

          (h) Any attachment or judgment Lien not constituting an Event of Default;

          (i) Any interest or title of a licensor, lessor or sublessor under any license or lease incurred in the ordinary course of business;

          (j) Liens on the assets of a Subsidiary existing prior to the time such assets were acquired by the Subsidiary and not incurred as a result of, in connection with or in anticipation of such acquisition; provided
     (i)such Liens do not extend to or cover (A)any assets other than the assets so acquired or (B)any accounts, (ii)such Liens only secure Debt permitted by Section10.1(k), and (iii)such Liens do not secure more than Ten Million Dollars ($10,000,000) in the aggregate principal amount at any one time outstanding;

          (k) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

          (l) Nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of setoff) held by such banking institutions in the ordinary course of business;

          (m) Liens on Hi-Lo shares prior to the Merger; and

          (n) Notwithstanding the permission for Liens with respect to purchase money obligations set forth in clause (g) above, at no time shall indebtedness secured by Liens in favor of GM exceed Four Million Dollars ($4,000,000) in the aggregate at any time outstanding.

     Section 10.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation other than the Merger, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or all or a substantial part of the business or assets of a division or branch of a Person or any shares, equity Securities or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that as long as no Default exists or would result therefrom and provided the Borrower gives the Administrative Agent and the Lenders prior written notice:

          (i) The Borrower or any Subsidiary may acquire shares, equity Securities or other evidence of beneficial ownership of a Person or all or substantially all of a Person's assets or the assets of a division or branch of such Person in accordance with the restrictions set forth in
     Section 10.5;

          (ii) The Borrower may consummate the repurchases of stock, options and warrants in accordance with Subsection 10.4(iii);

          (iii) In connection with a Permitted Acquisition, the Borrower or a Subsidiary may merge or consolidate with or, in the case of a Subsidiary, into any other Person provided the Borrower or a Wholly-Owned Subsidiary is the surviving Person;

          (iv) A Subsidiary (other than the Borrower) may wind-up, dissolve or liquidate if (a) its assets are transferred to the Borrower or a Wholly-Owned Subsidiary and (b)the Obligated Party acquiring the assets complies with its obligations under Section 9.9 simultaneously with such acquisitions; and

          (v) Any Subsidiary may merge or consolidate with the Borrower (provided the Borrower is the surviving entity) or with any Wholly-Owned Subsidiary (provided the Wholly-Owned Subsidiary is the surviving entity) or, in connection with a Permitted Acquisition any other Person that, in each case is or becomes an Obligated Party (by execution of a Joinder Agreement and related documents in accordance with Subsection10.5(a) and Section9.9) and a Wholly-Owned Subsidiary.

     Section 10.4 Restricted Junior Payments. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a)any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding; (b)any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding; or (c)any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any Subsidiaries now or hereafter outstanding except:

          (i) Subsidiaries (other than the Borrower) may make, declare and pay dividends and make other distributions with respect to their capital stock to the Borrower or Wholly- Owned Subsidiaries of the Borrower;

          (ii) The Borrower may declare and pay dividends on any class of its capital stock payable solely in shares of capital stock of the Borrower; and

          (iii) as long as no Default exists or would result therefrom, the Borrower may repurchase its common stock or any options to purchase its common stock from its and the Subsidiaries' officers and employees and their heirs, estates and legal representatives provided that the aggregate amount paid for such repurchases (a)in any Fiscal Year does not exceed 25% of the Borrower's Net Income for the prior Fiscal Year.

     Section 10.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:

          (a) The Borrower or any Wholly-Owned Subsidiary may acquire shares, other equity Securities or other evidence of beneficial ownership of a Person or, for purposes of Section 10.3, all or substantially all of a Persons's assets or the assets of a division or branch of such Person, if, with respect to each such acquisition:

               (i) Default. No Default exists or would result therefrom;

               (ii) Delivery, Notice and Approval Requirements.

                    (A) If the Purchase  Price for the  acquisition is more than
               Twenty- Five Million Dollars ($25,000,000), simultaneously with such acquisitions the obligations under Section9.9(b) shall be fulfilled and Borrower shall provide the Administrative Agent, fifteen (15) days prior to the consummation of the acquisition, the following: (A)notice of the acquisition, (B)the most recent financial statements of the Target that Borrower has available,
               (C)such other documentation and information relating to the Target and the acquisition as the Administrative Agent may reasonably request, and (D)evidence certified by the chief executive or chief financial officer of Borrower that, on a pro forma basis for the period of four consecutive Fiscal Quarters most recently ended (assuming the consummation of the acquisition in question, that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period, to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation and any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period), Borrower shall be in compliance with the covenants contained in Article11; and

                    (B) if (1) the Purchase  Price for the  acquisition  is more than Sixty Million Dollars ($60,000,000) or (2) the Purchase Price for the acquisition plus the aggregate Purchase Price for all other acquisitions during the preceding twelve (12) month period is more than Sixty Million Dollars ($60,000,000) in the aggregate, such acquisition shall not be consummated without the prior written consent of the Administrative Agent and the Required Lenders and, in addition to the items required by clause(A), Borrower shall provide the Administrative Agent with a copy of the information provided to the board of directors of Borrower and/or the Subsidiary making the acquisition to obtain the board of director approval of such acquisition.

               (iii) Diligence. The Borrower has completed due diligence on the Target and the assets to be acquired;

               (iv) U.S. Acquisitions. The Target is organized under the laws of a state in the United States of America and is involved in the same general type of business activities as the Borrower and its Subsidiaries; and

               (v) Structure. If the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a Wholly- Owned Subsidiary. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Borrower or a Wholly-Owned Subsidiary shall acquire the assets.

          (b) The Borrower and the Subsidiaries may make equity investments in and may make loans to Subsidiaries (in the case of loans, as permitted by Section 10.1);

          (c) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

          (d) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of One Hundred Million Dollars ($100,000,000);

          (e) commercial paper of a domestic issuer and equity or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated in one of the two highest rating categories of Standard and Poors Corporation or Moody's Investors Service, Inc. or any successor thereto and shares of any mutual fund company substantially all the assets of which consist of cash and the Investments of the type described in clauses(c), (d) and this clause(e);

          (f) equity Securities including equity Securities of a mutual fund owning equity Securities (in each case other than the equity Securities of the type described in clause(e) immediately above) if, as of any date of determination, the aggregate market value of all such equity Securities of the type described in this clause(f) does not exceed an amount equal to ten percent (10%) of the market value of all Securities of the type described in clauses (c) through (e) and this clause (f) as of such date;

          (g) loans to officers and employees not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding and short-term loans to employees for the purchase of inventory from Borrower or its Subsidiaries in the ordinary course of business;

          (h) advances to officers, directors and employees for business expenses incurred in the ordinary course of business;

          (i) if no Event of Default exists, the Borrower and the Subsidiaries may make capital contributions to or investments in, or purchase any stocks or other equity Securities authorized to be issued under Section 10.6 of, the Borrower, a Wholly-Owned Subsidiary or a newly created Person organized by the Borrower or a Subsidiary that, immediately after such investment or purchase, will be a Wholly-Owned Subsidiary; provided that the obligations under Section 9.9 shall be fulfilled;

          (j) The Subsidiaries may acquire and own any Investments of any Person received in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;

          (k) extensions of trade credit in the ordinary course of business;

          (l) promissory notes and other noncash consideration received by Subsidiaries in connection with the dispositions of assets permitted by Section10.8;

          (m) Investments in joint ventures not to exceed Two and One-Half Million Dollars ($2,500,000) at any time outstanding (determined as provided in clause (n) below);

          (n) Investments other than those described in clauses (a) through (l) of this Section 10.5 if the aggregate amount thereof never exceeds Two and One-Half Million Dollars ($2,500,000) at any time (determined based on the cost or outstanding principal amount thereof, as applicable, without regard to any write up or write down thereof). Section 10.6 Limitation on Issuance of Capital Stock. The Borrower will not, and will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b)any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c)any option, warrant, or other right to acquire any of its capital stock; except:

                    (i) The Borrower may enter into transaction described above, only if the change of control Events of Default in Sections 12.1(m) and 12.1(n) do not occur; and

                    (ii) Subsidiaries may enter into such transactions with the Borrower or another Subsidiary.

     Section 10.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary. This Section10.7 shall not restrict transactions among the Borrower and its Subsidiaries in existence on the date hereof.

     Section 10.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its assets, except (a)dispositions of inventory in the ordinary course of business; (b) dispositions of assets reasonably and in good faith determined by the Borrower or such Subsidiary to be obsolete or no longer necessary to its business (including, without limitation, sale of Hi-Lo's office building located at 2575 West Belfort, Houston, Texas 77054 for no less than One Million Dollars ($1,000,000)); (c)any sale, lease or other disposition of assets of a Subsidiary (other than the Borrower) as a result of a transaction permitted by Section 10.3, (d) licenses, sublicenses, leases and subleases of intellectual property, general intangibles, or other property (other than accounts), in each case in the ordinary course of business, that do not materially interfere with the business of the Borrower and the Subsidiaries; (e) the sale of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or settlement thereof;
(f)the sale, lease or other disposition of assets of a Subsidiary to the Borrower or a Wholly-Owned Subsidiary; and (g) the sale of margin stock for fair market value.

     Section 10.9 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person other than any such arrangement entered into in the exercise of prudent business judgment with aggregate sales prices not exceeding $10,000,000 during the period from the date hereof until the Obligations are paid in full.

     Section 10.10 Lines of Business. The Borrower and its Subsidiaries will not engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or a business reasonably related thereto. The Borrower will not permit any Subsidiary to engage in any line or lines of business activity other than the businesses in which the Borrower and its Subsidiaries are engaged on the date hereof or a business reasonably related thereto.

     Section 10.11 Acquisition Agreement. The Borrower will not, and will not permit any Subsidiary to: (a) amend or modify the terms and conditions of the indemnities and licenses furnished pursuant to any of Hi-Lo Acquisition Documents or the Acquisition Agreements such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Obligated Parties or the Lenders in any material respect or (b) otherwise amend or modify the other terms and conditions of any of the Hi-Lo Acquisition Documents or the Acquisition Agreement except to the extent that any such amendment or modification could not reasonably be expected to have an adverse effect on the interests of the Lenders in any material respect.

     Section 10.12 Limitations on Restrictions Affecting Subsidiaries. Neither the Borrower nor any Subsidiary shall enter into or assume any material agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its material properties or assets, whether now owned or hereafter acquired except: (i) restrictions described on Schedule 10.12 existing on the date hereof; and (ii) restrictions in agreements governing Debt described in Section 10.1(e) with respect to assets purchased thereunder (or assets acquired in an acquisition permitted hereunder). Except as provided herein, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:
(A)pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any other Subsidiary; (B)pay any Debt owed to the Borrower or any other Subsidiary; (C)make loans or advances to any Subsidiary; or (D)transfer any of its property or assets to any Subsidiary.

                                   ARTICLE 11

                              Financial Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following financial covenants:

     Section 11.1 Funded Debt to Adjusted EBITDA. As of the end of each Fiscal Quarter ending during the periods set forth below, the Borrower shall not permit
the  ratio  of  (a)Funded   Debt  which  is  outstanding  as  of  the  date  of
determination to (b)Adjusted EBITDA for the twelve (12) month period then ending, to exceed the ratio set forth below opposite the applicable period below:

     ==========================================================
                         Period                       Ratio
     --------------------------------------------
        From and including           Through
     ------------------------- ------------------   -----------
          12/31/97                    3/31/00          3.25

          3/31/00                 and thereafter       2.50
     ============================================   ===========

     Section 11.2 Tangible Net Worth. The Borrower shall at all times maintain Tangible Net Worth in an amount equal to not less than the sum of (a)eighty-five percent (85%) of the Borrower's Tangible Net Worth on the Closing Date plus
(b)fifty percent (50%) of Net Income, if positive, for each fiscal quarter ending after the Closing Date (i.e., exclusive of any negative Net Income for any such fiscal quarter) determined on a cumulative basis subsequent to the Closing Date, plus (c) seventy-five percent (75%) of the proceeds of any issuance of equity securities of the Borrower or other contributions to the capital of the Borrower subsequent to the Closing Date.

     Section 11.3 Current Ratio. The Borrower shall at all times maintain a ratio of (a)Current Assets to (b) Current Liabilities of not less than 1.50 to 1.00.

     Section 11.4 Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter ending during the periods set forth below, the Borrower shall not permit the ratio of (a)EBITDAR for the twelve (12) month period then ending to (b) the sum of (i) cash Interest Expense, plus (ii)scheduled repayments of principal of Funded Debt, plus (iii)Rental Expense for such period, to be less than 2.00 to 1.00.

     Section  11.5  Capital  Expenditures.  The  Borrower  shall not  permit the aggregate amount of all Capital Expenditures of the Borrower and the Subsidiaries made during any Fiscal Year to exceed an amount equal to the sum of the amount set forth in the table below plus (i)the carry-over amount for such Fiscal Year and (ii)capital contributions to or private or public equity investments in the Borrower during such Fiscal Year or the immediately preceding Fiscal Year specifically made for the purpose of funding Capital Expenditures in excess of the amount otherwise permitted by this Section 11.5 provided that, in the case of capital contributions (but not in the case of any private or public investment in the Borrower), such additional amount of permitted Capital Expenditures shall not exceed 33% of the amount that would otherwise be permitted during such Fiscal Year as set forth in the chart below:

-------------------------- --------------------------
       Fiscal Year                  Amount
-------------------------- --------------------------
          1998                       $60,000,000

          1999                       $50,000,000

          2000                       $50,000,000

          2001                       $50,000,000

          2002                       $50,000,000

For purposes of this Section11.5, the "carry-over amount" for any Fiscal Year shall be the positive remainder, if any, of (a)the amount set forth in the table above for the immediately preceding Fiscal Year minus (b)the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries made during such immediately preceding Fiscal Year (inclusive of any Capital Expenditures made as a result of any carry-over amount attributable to the Fiscal Year preceding such immediately preceding Fiscal Year).


                                   ARTICLE 12

                                    Default

     Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

          (a) The Borrower shall fail to pay (i) when due any principal of any Loan or any Reimbursement Obligation payable under any Loan Document or any part thereof; (ii) within three (3) days of the date due any interest or fees payable under the Loan Documents or any part thereof; or (iii) within five (5) days after the date the Borrower receives written notice of the failure to pay when due any other Obligation or any part thereof, or any indebtedness, liability or obligation under any Hedge Agreement.

          (b) Any representation, warranty or certification made or deemed made by any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) Any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Article 10 or Article 11 of this Agreement.

          (d) The Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 9.1 (a) through (c) and
     Section  9.1(e) of this  Agreement and such failure shall  continue for ten
     (10) Business Days.

          (e) Any Obligated Party shall fail to perform, observe, or comply with any other agreement, or term contained in any Loan Document (other than covenants described in Subsections 12.1(a) through 12.1(d)) and such failure shall continue for a period of thirty (30) days after the earlier of (i) the date the Administrative Agent provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Administrative Agent thereof in accordance with Subsection 9.1(g) hereof.

          (f) Any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

          (g) A proceeding or case shall be commenced, without the application, approval or consent of the applicable Obligated Party in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of such Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

          (h) Any Obligated Party shall fail within a period of sixty (60) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Five Million Dollars ($5,000,000) against any of its assets or properties.

          (i) A final judgment or judgments for the payment of money in excess of Five Million Dollars ($5,000,000) in the aggregate (to the extent not paid or fully covered by insurance acknowledged by a carrier reasonably acceptable to Administrative Agent) shall be rendered by a court or courts against any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the relevant Obligated Party shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (j) Any Obligated Party shall fail to pay when due any principal of or interest on any Debt (beyond the period of grace, if any) if the aggregate principal amount of the affected Debt equals or exceeds Five Million Dollars ($5,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of Five Million Dollars ($5,000,000) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof.

          (k) This Agreement or any Guaranty shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Obligated Party or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

          (l) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;
     (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v)complete or partial withdrawal under
     Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Administrative Agent subject the Borrower or any of its Subsidiaries to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed Five Million Dollars ($5,000,000).

          (m) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any member of the Control Group shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the total voting power of any class of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower.

          (n) The majority of the members of the board of directors of the Borrower at any time cease to be Continuing Directors.

          (o) After the Merger, the Borrower fails to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding capital stock of Hi-Lo and Ozark Automotive Distributors, Inc.

          (p) The Related Transactions other than the Merger shall fail to be consummated on the Closing Date or the Merger shall fail to be consummated within 120 days of the Closing Date.

     Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

          (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;

          (b) Termination of Commitments. Terminate the Commitments, including, without limitation, the obligation of the Administrative Agent to issue Letters of Credit, without notice to the Borrower or any Subsidiary;

          (c) Judgment. Reduce any claim to judgment;

          (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of the Administrative Agent and each Lender to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; and

          (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of New York, Texas or any other jurisdiction governing any of the Loan Documents, by equity, or otherwise;

provided, however, that, upon the occurrence of an Event of Default under Subsections 12.1 (f) or 12.1 (g) hereof, the Commitments of all of the Lenders shall automatically terminate (including, without limitation, the obligation of the Fronting Bank to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 12.3 Cash Collateral. If an Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Administrative Agent or Required Lenders, pledge to the Administrative Agent as security for the Obligations, pursuant to agreements in form and substance satisfactory to the Administrative Agent, an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Administrative Agent without any right of withdrawal by the Borrower.

     Section 12.4 Performance by the Administrative Agent. Upon the occurrence of a Default, if any Obligated Party shall fail to perform any agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, at the direction of Required Lenders, perform or attempt to perform such agreement on behalf of the Obligated Party. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent at the Principal Office, together with interest thereon at the Default Rate applicable to Base Rate Accounts from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Obligated Party under any Loan Document.

     Section 12.5 Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time, demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of such party now or hereafter existing under any Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

     Section 12.6 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Administrative Agent shall have actually received evidence satisfactory to Administrative Agent that such Default shall have been remedied.

                                   ARTICLE 13

                            The Administrative Agent

     Section 13.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes NationsBank, N.A. to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 13.5 and the first sentence of Section 13.6 hereof shall include its Affiliates (including NationsBanc Montgomery Securities, Inc). and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender;
(b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Obligated Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Obligated Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Obligated Party or any of its Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and
(e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     Section 13.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Obligated Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 14.8 hereof. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, [but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders]; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law.

     Section 13.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as it shall deem appropriate or as shall reasonably be directed by the Required Lenders.

     Section 13.4 Rights as Lender. With respect to its Commitment and the Loans made by it, NationsBank, N.A. (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. NationsBank, N.A. (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Obligated Party or any of their respective Affiliates as if it were not acting as Administrative Agent, and NationsBank, N.A. (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Obligated Party or any of their respective Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     Section 13.5 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 14.1 OR SECTION 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SUCH SECTIONS) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER ANY TRANSACTION DOCUMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (CALCULATED BASED ON THE COMMITMENT PERCENTAGES) OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 14.1 TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 13.5 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

     Section 13.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Syndication Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligated Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Obligated Party or any of their Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

     Section 13.7 Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000, which successor agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     Section 13.8 Administrative Agent Fee. The Borrower agrees to pay to the Administrative Agent on the date hereof and on each anniversary of the date hereof the administrative fee described in that certain letter dated December20, 1997 from NationsBank, N.A. and NationsBanc Montgomery Securities, LLC to the Borrower, as the same may be amended from time to time.

     Section 13.9 Several Commitments. The Commitments and other obligations of the Lenders under any Loan Document are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.


                                   ARTICLE 14

                                 Miscellaneous

     Section 14.1 Expenses. The Borrower hereby agrees to pay promptly after presentation of supporting documentation without duplication: (a) all reasonable costs and expenses of the Administrative Agent arising in connection with the preparation, negotiation, execution, and delivery of the Transaction Documents and all amendments or other modifications to the Transaction Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Administrative Agent, Jenkens & Gilchrist, a Professional Corporation;
(b) all reasonable costs and expenses of Administrative Agent arising in connection with assignments permitted by Section 14.8, including, without
limitation,   the  reasonable  fees  and  expenses  of  legal  counsel  for  the
Administrative Agent; (c)all reasonable fees, costs and expenses of the Administrative Agent arising in connection with any Letter of Credit, including the Administrative Agent's customary fees for amendments, transfers and drawings on Letters of Credit; (d) all costs and expenses of the Administrative Agent in connection with any Default and the enforcement of any Loan Document, including, without limitation, the fees and expenses of legal counsel for the Administrative Agent; (e) all fees, costs and expenses of any Lender arising in connection with an Event of Default and the enforcement of any Loan Document during the continuance of an Event of Default; provided, however, that all Lenders (other than the Administrative Agent) shall be limited to the legal fees and expenses of one counsel for all Lenders unless such representation shall result in a conflict of interest, in which case the Borrower shall pay the fees, costs and expenses of as many counsel as necessary to avoid conflicts among the Lenders; (f) all transfer, stamp, documentary, or other similar taxes, assessments, or charges (including the "Taxes" and any penalties or interest) levied by any Governmental Authority in respect of any Loan Document or the
transactions   contemplated   hereby;   (g)  all  reasonable  costs,   expenses,
assessments,   and  other  charges  incurred  in  connection  with  any  filing, registration, recording, or perfection of any security interest or other Lien contemplated by any Loan Document; and (h) all other reasonable costs and expenses incurred by the Administrative Agent in connection with any Transaction Document. The fees and expenses of legal counsel for the Administrative Agent that the Borrower has agreed to pay hereunder include the fees and expenses of legal counsel for the Administrative Agent arising in connection with advice given to the Administrative Agent as to its rights and responsibilities hereunder.

     Section 14.2 Indemnification. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, NATIONSBANC MONTGOMERY SECURITIES, LLC, THE FRONTING BANK AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY BREACH BY ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE TRANSACTION DOCUMENTS, (B) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE ASSETS OF BORROWER OR ANY SUBSIDIARY, (C) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (D) ANY AND ALL STAMP, FILING OR SIMILAR TAXES (INCLUDING THE "TAXES" AND ANY INTEREST OR PENALTY) LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE ADMINISTRATIVE AGENT OR ANY LENDER IN RESPECT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) FOUND IN A FINAL, NON- APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN OUT OF OR RESULTED FROM ITS GROSS NEGLIGENCE OR ITS WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 14.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

     Section 14.3 Limitation of Liability. None of the Administrative Agent, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to the Borrower, and, by the execution of the Loan Documents to which it is a party, each other Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by any Obligated Party in connection with, arising out of, or in any way related to any of the Transaction Documents, or any of the transactions contemplated by any of the Transaction Documents.

     Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any Subsidiary or any of the Borrower's shareholders or any other Person.

     Section 14.5 No Fiduciary Relationship. The relationship between the Obligated Parties on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the
Administrative Agent nor any Lender has any fiduciary or other special relationship with any Obligated Parties, and no term or condition of any of the Transaction Documents shall be construed so as to deem the relationship between the Obligated Parties on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor. Section 14.6 Equitable Relief. The Borrower recognizes that in the event any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. The Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 14.8 Successors and Assigns.

          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and all of the Lenders.

          (b) Assignment. Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee. "Eligible Assignee" means (A) a Lender; (B) an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender (herein a "Related Fund"); and
          (C) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this Section 14.8 the Borrower, such approval not to be unreasonably withheld, conditioned, or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement or an assignment by a Lender to one of its Related Funds, any such partial assignment shall be in an amount at least equal to Five Million Dollars ($5,000,000) and any partial assignment to a Related Fund shall be in an amount at least equal to Two Million Five Hundred Thousand Dollars ($2,500,000);

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement; and

               (iv) the parties to such assignment  shall execute and deliver to
          the  Administrative   Agent  for  its  acceptance  an  Assignment  and
          Acceptance, together with any Note subject to such assignment and (other than assignments pursuant to Section6.8) a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall upon return of the assignor's notes, if any, make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section6.7.

          (c) Register. The Administrative Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note or Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i)accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (d) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii)the participant shall be entitled to the benefit of the yield protection provisions contained in Article 6 (to the extent that the Lender selling such participation would have been entitled thereto) and the right of set-off contained in Section 12.5, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and to approve any amendment, modification, waiver or consent of any provision of any Loan Document (other than amendments, modifications, waivers or consents of the types relating to the Loan or Commitment participated in under Section14.11(a)).

          (e) Pledge to Federal Reserve. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (f) Delivery of Information. Any Lender may furnish any information concerning the Borrower or any Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject to such Persons agreeing to being bound by the provisions of Section 14.22.

     Section 14.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations under Article 6 hereof and Sections 13.5, 14.1 and 14.2 hereof shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

     Section 14.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

     Section 14.11 Amendments and Waivers. Any provision of any Loan Document may be amended or waived and any consent to any departure by any Obligated Party therefrom may be granted if, but only if, such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (and, if Article 13 or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment, waiver or consent applicable to:

          (a) a Loan, Letter of Credit or Commitment which has the effect of:

               (i) increasing such Commitment,

               (ii) reducing the principal of or rate of interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit or Commitment,

               (iii) postponing any date fixed for the payment of any scheduled installment of principal of or interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit or Commitment or changing any optional or mandatory prepayment provision applicable to such Loan or Letter of Credit, or

               (iv) postponing any date fixed for termination of such Commitment shall be effective unless also signed by each Lender holding (with respect to Letters of Credit either directly or through a participation under
Section2.7(a)) the Loan, Letter of Credit or Commitment of the type being modified; and

          (b) any change (including a waiver) in:

               (i) the percentage of the Commitments or of the unpaid principal amount of the Notes or the Letter of Credit Liabilities, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of any Loan Document, or

               (ii) the conditions specified in Article 7 hereof, or

               (iii) which has the effect of releasing any Obligated Party in a transaction which is not otherwise permitted hereby shall not be effective unless signed by all Lenders.

     Section 14.12 Maximum Interest Rate.

          (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

          (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
     (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which any Obligated Party is a party shall be given or made in writing (except as otherwise permitted by Section 5.3) and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or with respect to any Obligated Party, at the "Address for Notices" specified below the Borrower's name on the signature pages hereof, or with respect to a Lender not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Administrative Agent pursuant to Section 2.7 or 5.3 hereof shall not be effective until received by the Administrative Agent.

     Section 14.14 Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY ACTION OR PROCEEDING AGAINST BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY NEW TEXAS STATE COURT LOCATED IN DALLAS OR FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. THE BORROWER IRREVOCABLY (A)SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 14.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS.

     Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 14.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (relating to certain revolving credit facilities) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 14.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which it is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

     Section 14.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 14.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE
ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 14.22 Confidentiality. Each Lender agrees to keep confidential any information obtained by it from any Obligated Party or its agents or representatives pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a)to such Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or as such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d)to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparts in swap agreements provided in each case such Person agrees to be bound by the provisions of this Subsection 14.22, (e) to the extent required in connection with any litigation between any Obligated Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and (g)with the Borrower's prior written consent.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 O'REILLY AUTOMOTIVE, INC.
                                 By:/s/ James R. Batten
                                    ---------------------------
                                 Name: James R. Batten
                                 Title: CFO and Vice-President of Finance

                                 Address for
                                 Notices to the Borrower
                                 or any Obligated Party:

                                 OReilly Automotive, Inc.
                                 233 South Patterson
                                 Springfield, Missouri  65802
                                 Attention:
                                 Mr. James R. Batten
                                 Telephone:        (417) 862-2674, ext. 1165
                                 Telecopier:       (417) 862-2710


                                 NATIONSBANK, N.A.,
                                 as Administrative Agent and as a Lender
Revolving Commitment:
 $125,000,000                    By: /s/ Juan Cazorla
                                     -----------------------------
                                 Name:  Juan Cazorla
Term Commitment                  Title:  Vice-President
  $50,000,000                    Address for Notices:

                                 NationsBank of Texas, N.A.
                                 901 Main Street, 14th Floor
                                 Dallas, Texas  75202
                                 Attention:        Ms. Molly Oxford
                                 Telephone:        (214) 508-3255
                                 Telecopier:       (214) 508-2515


                                 Lending Office
                                 for Base Rate Accounts
                                 and Libor Accounts:

                                 NationsBank of Texas, N.A.
                                 901 Main Street, 14th Floor
                                 Dallas, Texas  75202
                                 Attention:        Ms. Molly Oxford
                                 Telephone:        (214) 508-3255
                                 Telecopier:       (214) 508-2515


                                 NATIONSBANC MONTGOMERY SECURITIES, LLC,
                                 as Syndication Agent


                                 By: /s/ Joseph Siegel, Jr.
                                     ------------------------------
                                 Name:  Joseph Siegel, Jr.
                                 Title:  Managing Director


                                 Address for Notices:

                                 NationsBank of Texas, Inc.
                                 901 Main Street, 14th Floor
                                 Dallas, Texas  75202
                                 Attention:        Ms. Molly Oxford
                                 Telephone:        (214) 508-3255
                                 Telecopier:       (214) 508-2515